UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Midway Gold Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Midway Gold Corp.

Suite 280, 8310 South Valley Highway

Englewood, Colorado 80112

notice of Annual General and Special Meeting of Shareholders

To all Shareholders of Midway Gold Corp.:

You are invited to attend the 2013 Annual General and Special Meeting (the “Meeting”) of shareholders of Midway Gold Corp. (the “Company” or “Midway”) to be held on June 20, 2013 at 10:00 a.m. (Vancouver time) at the offices of Stikeman Elliott LLP, Suite 1700, Park Place, 666 Burrard Street, Vancouver, BC, Canada V6C 2X8. The purposes of the Meeting are:

Annual General Meeting Matters

▪	To place before the Meeting the audited financial statements of the Company for the fiscal year ended December 31, 2012 together with the auditors’ report thereon.

▪	To set the number of directors at seven (including one Preferred Holder Director assuming the passage of the Preferred Shares Director Matter).

▪	To elect seven directors (including one Preferred Holder Director assuming the passage of the Preferred Shares Director Matter) to hold office until the Company’s 2014 Annual General Meeting of Shareholders or until their successors are duly elected and qualified.

▪	To ratify the appointment of KPMG LLP as the Company’s auditor for the fiscal year 2013 and to authorize the Board of Directors of the Company (the “Board” or “Board of Directors”) to fix the remuneration to be paid to KPMG LLP.

Special Meeting Matters

▪	To approve the amendment to the Company’s Articles and Notice of Articles (the “Articles”) permitting the holders of the Company’s Series A Preferred Shares (the “Series A Preferred Shares”), voting as a separate class, to nominate and elect a member to the Board of Directors.

▪	To approve the amendment to the Articles granting the holders of the Series A Preferred Shares preferential corporate governance and nomination rights in the event the Company fails to redeem the Series A Preferred Shares.

▪	To approve the Company’s 2013 Stock and Incentive Plan.

Other Matters

▪	To transact such other business that may properly come before the Meeting.

Details of the matters proposed to be put before the Meeting are described in the Proxy Statement, which forms part of this Notice of Meeting.

The Board of Directors has fixed May 16, 2013 as the record date for determining Midway shareholders who are entitled to receive notice of and vote at the Meeting. A list of Midway’s registered shareholders as of May 16, 2013 will be available at the Meeting for inspection by shareholders.

YOUR VOTE IS VERY IMPORTANT. Whether or not you are able to attend the Meeting, please submit your vote as soon as possible to ensure that your views are represented at the Meeting.

Registered Shareholders

If you are a registered shareholder of Midway, please complete and return the enclosed form of proxy. To be effective, a proxy must be received by Computershare Investor Services Inc. at:

Proxy Dept., 100 University Avenue,

9th Floor, Toronto Ontario, M5J 2Y1

(Fax: Within North America: 1-866-249-7775

Outside North America: (416) 263-9524)

by not later than 10:00 a.m. (Vancouver time) on June 18, 2013 or, if the Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the reconvened Meeting. Shareholders who are planning to return the form of proxy are encouraged to review the Proxy Statement carefully before submitting their proxy form. If you decide to attend the Meeting you may, if you wish, revoke the proxy and vote your shares in person. See “Part 1 – Voting – Registered Shareholder Voting Instructions” in the Proxy Statement for further details.

Beneficial (Non-Registered) Shareholders

If you hold shares of Midway through a broker, custodian, nominee or other intermediary, instead of a proxy you will find enclosed a voting instruction form. See “Part 1 – Voting – Beneficial Shareholder Voting Instructions” in the Proxy Statement for instructions on how to ensure your views are represented at the Meeting.

Additional Information about Midway

This Notice of Meeting and the Proxy Statement, our 2012 Annual Report on Form 10-K, our 2012 annual audited financial statements and associated management’s discussion and analysis, and additional information with respect to us is available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov/edgar.shtml, and on our website at www.midwaygold.com.

Shareholders of Midway who wish to receive paper copies of the Company’s 2012 annual audited financial statements and associated management’s discussion and analysis, and/or the Company’s 2012 Annual Report on Form 10-K (excluding exhibits) may make a request to Suite 280, 8310 South Valley Highway, Englewood, Colorado 80112, Attention: Corporate Secretary, and a copy of the requested documentation will be mailed free of charge.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kenneth Brunk
Chairman, President and Chief Executive Officer
Englewood, Colorado
April 18, 2013

Midway Gold Corp.

Suite 280, 8310 South Valley Highway

Englewood, Colorado 80112

Proxy Statement

for

Annual General and Special Meeting of Shareholders

to be Held June 20, 2013

Unless the context requires otherwise, references in this Proxy Statement to “Midway Gold,” “Midway,” the “Company,” “we,” “us,” or “our” refer to Midway Gold Corp.

The information contained in this Proxy Statement, unless otherwise indicated, is as of April 18, 2013.

The Annual General and Special Meeting (the “Meeting”) of shareholders of Midway (the “Shareholders”) will be held on June 20, 2013 at 10:00 a.m. (Vancouver time) at the offices of Stikeman Elliott LLP, Suite 1700, Park Place, 666 Burrard Street, Vancouver, BC, Canada V6C 2X8. The purposes of the Meeting are:

Annual General Meeting Matters

▪	To place before the Meeting the audited financial statements of the Company for the fiscal year ended December 31, 2012 together with the auditors’ report thereon.

▪	To set the number of directors at seven (including one Preferred Holder Director assuming the passage of the Preferred Shares Director Matter).

▪	To elect seven directors (including one Preferred Holder Director assuming the passage of the Preferred Shares Director Matter) to hold office until the Company’s 2014 Annual General Meeting of Shareholders or until their successors are duly elected and qualified.

▪	To ratify the appointment of KPMG LLP as the Company’s auditor for the fiscal year 2013 and to authorize the Board of Directors of the Company (the “Board” or the “Board of Directors”) to fix the remuneration to be paid to KPMG LLP.

Special Meeting Matters

▪	To approve the amendment to the Company’s Articles and Notice of Articles (the “Articles”) permitting the holders of the Company’s Series A Preferred Stock (the “Series A Preferred Shares”), voting as a separate class, to nominate and elect a member to the Board (the “Preferred Holder Director”) (we refer to this proposal as the “Preferred Shares Director Matter”).

▪	To approve the amendment to the Articles granting the holders of the Series A Preferred Shares preferential corporate governance and nomination rights in the event the Company fails to redeem the Series A Preferred Shares (we refer to this proposal as the “Preferred Shares Rights Matter”).

▪	To approve our 2013 Stock and Incentive Plan (we refer to this proposal as the “2013 Stock Plan Matter”).

Other Matters

▪	To transact such other business that may properly come before the Meeting.

Under our Articles, a quorum of the Meeting is constituted by at least two (2) persons who are, or who represent by proxy, Shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the Meeting. A quorum must be reached before any action may validly be taken at the Meeting. If a quorum is not reached in person or by proxy within 30 minutes of the commencement of the Meeting, or if fewer shares are present in person or by proxy than is the minimum required to take action with respect to any proposal presented at the Meeting, the chairman of the Meeting or the Shareholders entitled to vote at the Meeting, present in person or by proxy, have the power to adjourn the Meeting to the same time and date of the following week. If a quorum is not reached within 30 minutes of the commencement of the adjourned meeting, those present will constitute a quorum.

References to dollars ($) in this Proxy Statement shall mean Canadian dollars unless otherwise indicated. The noon exchange rate for the conversion of U.S. dollars to Canadian dollars was U.S.$1.00 = $0.9949 on December 31, 2012.

We are providing this Proxy Statement and the enclosed form of proxy in connection with the solicitation by management of the Company of proxies for the Meeting. We anticipate that this Proxy Statement and the form of proxy will first be mailed to holders of our common shares and Series A Preferred Shares (together referred to herein as the “Shares”) on or about May 27, 2013.

Proxies are being solicited in connection with this Proxy Statement by Midway’s management. It is expected that solicitation of proxies will be made primarily by mail but proxies may also be solicited personally or by telephone, email, facsimile, or other communication by directors, officers and employees or agents of Midway without additional salary or compensation. All costs of soliciting proxies and mailing the Proxy Statement and other meeting materials in connection with the Meeting will be borne by Midway.

PART 1 – VOTING

HOW A VOTE IS PASSED

Except for the election of directors, the Preferred Shares Director Matter and the Preferred Share Rights Matter, all of the other matters that will come to a vote at the Meeting as described in the Notice of Meeting are ordinary resolutions and can be passed by a simple majority – that is, if more than half of the votes that are cast are in favor, then the resolution is approved. Abstentions will not be counted for or against a proposal. The nominees for election as directors at the Meeting will be elected by a plurality of the votes cast at the Meeting. The number of positions on the Board (as set at the Meeting) will be filled by the nominees with the most votes. A properly executed proxy card marked WITHHELD with respect to the election of directors will not be voted and will not count FOR or AGAINST any of the nominees for which the vote was withheld. The Preferred Shares Director Matter and the Preferred Share Rights Matter are separate special resolutions of the holders of common shares and can be passed by a special majority – that is if at least 2/3 of the votes that are cast by holders of common shares are in favor, then the resolution is approved.

WHO CAN VOTE?

Shareholders as of May 16, 2013 (the record date for the Meeting) are entitled to have their views represented at the Meeting. For the purpose of determining how your views may be represented at the Meeting, you must first determine what type of Shareholder you are, a registered Shareholder or a beneficial Shareholder.

Registered Shareholders

You are a registered Shareholder if your Shares are held in your personal name and you are in possession of a share certificate that indicates the same.

Beneficial (Non-Registered) Shareholders

A majority of our Shareholders are non-registered. You are a non-registered Shareholder if your Shares are held in the name of a nominee/intermediary. If you hold your Shares through a bank, a trust company, a brokerage firm or other type of institution, then you are considered a non-registered or beneficial Shareholder. More particularly, a person is a non-registered shareholder in respect of his or her Shares where such Shares are held either (a) in the name of the intermediary that the non-registered Shareholder deals with (being securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited in Canada, or The Depository Trust Company in the United States) with which the intermediary deals. If your Shares are held in the name of a U.S. registered broker-dealer nominee, you need to provide your nominee with specific instructions to vote your Shares. See “Broker Non-Votes” below.

Follow the steps in the appropriate category below once you have determined your shareholding type. Please note that only registered Shareholders as at May 16, 2013, or duly appointed proxyholders thereof, are permitted to vote in person at the Meeting.

REGISTERED SHAREHOLDER VOTING INSTRUCTIONS

If you are a registered Shareholder as at May 16, 2013, you may vote in person, by proxy, by telephone or online. If you wish to vote by telephone or internet, please see the form of proxy enclosed for details on protocol.

Voting in Person

If you are able to join us in person for the Meeting, and wish to vote your Shares in person, you do not need to complete and return the enclosed proxy. Before the official start of the Meeting on June 20, 2013, please register with the representative(s) from Computershare Investor Services Inc. (“Computershare”), who will be acting as scrutineer at the Meeting. Once you are registered with the scrutineer, your vote will be requested and counted at the Meeting.

For Shares that are registered in the name of a corporation, a duly authorized officer of the corporation may attend the Meeting to vote on the corporation’s behalf provided that documentation evidencing such officer’s authority is (a) received by Computershare at the address indicated on the accompanying Notice of Meeting by not later than 10:00 a.m. (Vancouver time) on June 18, 2013 or, if the Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the reconvened Meeting, or (b) provided at the Meeting to Computershare.

Voting by Proxy

If you are not able to attend the Meeting in person, or if you wish to appoint a representative to vote on your behalf, you have the right to appoint a proxyholder, who may or may not be a Shareholder of the Company, to represent you at the Meeting. To do so, use the enclosed form of proxy or another proper form of proxy.

The persons named in the accompanying form of proxy are directors or officers of the Company and are nominees of management. You can choose to have management’s appointee vote your Shares or you may appoint a person of your choice by striking out the printed names and inserting the desired person’s name and address in the blank space provided. Complete the balance of the proxy, sign it and return it to Computershare. Please note that your vote can only be counted if the person you appointed attends the Meeting and votes on your behalf and the proxy has been properly completed, executed and delivered.

You may not vote both by proxy and in person. If you have voted by proxy, you will not be able to vote your Shares in person at the Meeting, unless you revoke your proxy (see “Revoking Your Voting Instructions” below). Return your completed proxy by mail to Computershare or by fax or online by not later than 10:00 a.m. (Vancouver time) on June 18, 2013 or, if the Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the reconvened Meeting.

BENEFICIAL SHAREHOLDER VOTING INSTRUCTIONS

Regulatory policies require nominees/intermediaries to seek voting instructions from beneficial shareholders in advance of shareholder meetings. Beneficial shareholders have the option of (a) not objecting to their nominee/ intermediary disclosing certain ownership information about themselves to the Company (such beneficial shareholders are designated as non-objecting beneficial owners, or “NOBOs”) or (b) objecting to their nominee/intermediary disclosing ownership information about themselves to the Company (such beneficial shareholders are designated as objecting beneficial owners, or “OBOs”).

Mailing to Non-Objecting Beneficial Owners or NOBOs

In accordance with the requirements of the Canadian Securities Administrators, Midway has caused its agent to distribute copies of this Proxy Statement and proxy materials directly to beneficial Shareholders who are NOBOs. These materials are being sent to both registered and non-registered Shareholders. If you are a non-registered shareholder, and Midway or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the nominee/intermediary holding the Shares on your behalf.

By choosing to send the proxy materials to NOBOs directly, Midway (and not the nominee/intermediary holding Shares on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the voting instruction form enclosed with the mailing you receive.

Mailing to Objecting Beneficial Owners or OBOs

In accordance with the requirements of Canadian Securities Administrators, Midway is distributing copies of this Proxy Statement and proxy materials to clearing agencies and nominees/intermediaries for onward distribution to beneficial Shareholders who are OBOs.

Intermediaries have obligations to forward meeting materials to the OBOs, unless otherwise instructed by the holder (and as required by regulation in some cases, despite such instructions). Generally, nominees/intermediaries will provide OBOs with either: (a) a voting instruction form for completion and execution by the OBO, or (b) a proxy form executed by the nominee/intermediary and restricted to the number of shares owned by the OBO, but not otherwise completed. These are procedures to permit the OBO to direct the voting of the Shares which they beneficially own.

Voting in Person

If you are able to join us in person for the Meeting, and wish to vote your Shares in person, insert your own name in the space provided on the enclosed voting instruction form or form of proxy and carefully follow the signing and return instructions, or other method of response, provided therein. If you do not properly follow such instructions provided, or do not provide your response within the indicated timeframe, you may not be able to vote your Shares at the Meeting. Before the official start of the Meeting on June 20, 2013 (or such other date to which the Meeting may be adjourned), please register with the representative(s) from Computershare.

Most nominees/intermediaries now delegate responsibility for obtaining instructions from OBOs to Broadridge Investor Communications Solutions, Inc. (“Broadridge”). Broadridge typically prepares a voting instruction form, which is mailed to OBOs and requested to be returned to Broadridge, usually by way of mail, telephone or online. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Shares to be represented at the Meeting by proxies for which Broadridge has solicited voting instructions. An OBO who receives a Broadridge voting instruction form cannot use that form to vote Shares in person at the Meeting. Should an OBO who receives a Broadridge voting instruction form wish to attend the Meeting in person, the OBO may request a legal proxy as set forth in the voting instruction form, which will grant the OBO the right to attend and vote at the Meeting. The voting instruction form must be returned to Broadridge (or instructions respecting the voting of common shares must otherwise be communicated to Broadridge) well in advance of the Meeting in order to have your views represented at the Meeting. Please carefully review the instructions on the voting instruction form for completion and deposit. If you have any questions respecting the voting of Shares held through Broadridge, please contact your nominee/intermediary directly for assistance.

To Vote by Proxy

The materials distributed by Midway’s agent to NOBOs include a voting instruction form. A NOBO may vote a voting instruction form in his or her own name at any time by mail, telephone or online in accordance with the instructions appearing on the enclosed voting instruction form. Computershare will tabulate the results of the votes received from NOBOs in accordance with the instructions appearing on the enclosed voting instruction form and will provide appropriate instructions at the Meeting with respect to those votes. Please carefully review the instructions on the voting instruction form for completion and deposit.

Generally, if you are an OBO, you will either:

1.	be given a voting instruction form, which is not signed by your nominee/intermediary, and which when properly completed and signed by you and returned to your nominee/intermediary in adequate time to be forwarded by your nominee/intermediary to Computershare by not later than 10:00 a.m. (Vancouver time) on June 18, 2013, will constitute voting instructions, which your nominee/intermediary must follow; or

2.	be given a proxy which has already been signed by your nominee/intermediary (typically by a facsimile, stamped signature), which describes the number of Shares you beneficially own, but which is otherwise not completed. Because your nominee/intermediary has already signed the form of proxy, you are not required to sign this form of proxy when depositing it. If you wish to submit the proxy, complete the form of proxy and deposit it with Computershare at the address indicated on the accompanying Notice of Meeting by not later than 10:00 a.m. (Vancouver time) on June 18, 2013

Whether you choose to vote your beneficially held Shares by proxy or voting instruction form or in person, you must carefully follow the instructions that accompany either the proxy or voting instruction form, including those regarding when and where the proxy or voting instruction form is to be delivered, and the deadline for delivery.

You may not vote both by proxy or voting instruction form and in person. If you have voted by proxy or voting instruction form, you will not be able to vote your Shares in person at the Meeting, unless you revoke your proxy or voting instruction (see “Revoking Your Voting Instructions” below).

REVOKING YOUR VOTING INSTRUCTIONS

If you want to revoke a proxy after you have delivered it, you can do so at any time before it has been acted upon. If you are a registered Shareholder, you may do this by (a) attending the Meeting and voting in person; (b) signing a proxy bearing a later date; (c) signing a written statement which indicates, clearly, that you want to revoke your proxy and delivering this signed written statement to the Corporate Office of Midway Gold Corp. at Suite 280, 8310 South Valley Highway, Englewood, Colorado 80112; or (d) in any other manner permitted by law.

Your proxy will only be revoked if a revocation is received by 4:00 p.m. (MST time) on the last business day before the day of the Meeting, or any adjournment thereof, or delivered to the person presiding at the Meeting before it (or any adjournment) commences. If you revoke your proxy and do not replace it with another that is deposited with us before the deadline, you can still vote your Shares but to do so you must attend the Meeting in person.

If you are an OBO, follow the procedures provided by your nominee/intermediary to revoke your voting instructions carefully.

EXERCISE OF DISCRETION BY PROXY HOLDERS

You may indicate on your form of proxy or voting instruction form how you wish your proxyholder to vote your Shares. To do this, simply mark the appropriate boxes on the form of proxy or voting instruction form. If you do this, your proxyholder must vote your Shares in accordance with the instructions you have given. If you do not give any instructions as to how to vote on a particular issue to be decided at the Meeting, your proxyholder can vote your Shares as he or she thinks fit.

If you have appointed the persons designated by management in the form of proxy as your proxyholder they will, unless you give contrary instructions, vote your Shares at the Meeting as recommended by management, namely:

FOR setting the number directors at seven (including one Preferred Holder Director assuming the passage of the Preferred Shares Director Matter);

FOR the election of the proposed nominees as directors (including the Preferred Holder Director assuming the passage of the Preferred Shares Director Matter);

FOR the re-appointment of KPMG LLP as the Company’s auditor for the fiscal year 2013 and to authorize the Board of Directors of the Company to fix the remuneration to be paid to KPMG LLP;

FOR the amendment to the Articles permitting the holders of the Series A Preferred Shares, voting as a separate class, to nominate the Preferred Holder Director;

FOR the amendment to the Articles granting the holders of the Series A Preferred Shares preferential corporate governance and nomination rights in the event the Company fails to redeem the Series A Preferred Shares; and

FOR the approval of the Company’s 2013 Stock and Incentive Plan.

For more information about these matters, see Part 3 - The Business of the Meeting. The enclosed form of proxy or voting information form may give the persons named on it the authority to use their discretion in voting on amendments or variations to matters identified on the Notice of Meeting. At the time of printing this Proxy Statement, our management is not aware of any other matter to be presented for action at the Meeting. If, however, other matters do properly come before the Meeting, the persons named on the enclosed form of proxy or voting information form will (if permitted in accordance with applicable law) vote on them in accordance with their best judgment, pursuant to the discretionary authority conferred by the form of proxy or voting information form with respect to such matters.

BROKER NON-VOTES

In the United States, brokers and other intermediaries, holding shares in street name for their customers, are generally required to vote the shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares at their discretion on routine matters, but not on non-routine matters. Other than the proposals for the setting of the number of directors, and the re-appointment of KPMG LLP as our auditors for fiscal year 2013, all of the other matters to be voted on at the Meeting are non-routine matters and brokers may not vote shares held in street name for their customers in relation to these items of business without direction from their customers.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors or any other matter to be voted on at the Meeting, except to the extent that the failure to vote for an individual nominee results in another individual receiving a larger proportion of votes cast for the election of directors.

PART 2 - VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

Midway has authorized capital of an unlimited number of common shares and preferred shares. Each Shareholder holding our common stock is entitled to one (1) vote for each common share registered in his or her name at the close of business on May 16, 2013, the date fixed by our directors as the record date (the “Record Date”) for determining who is entitled to receive notice of and to vote at the Meeting. Each Shareholder holding Series A Preferred Shares on the Record Date is entitled to the number of votes per share equal to the number of common shares into which such Series A Preferred Share is convertible. Each Series A Preferred Shares is convertible into common shares on a one for one share basis.

At the close of business on April 18, 2013, 128,451,298 of our common shares and 37,837,838 of our Series A Preferred Shares were outstanding. To the knowledge of our directors and officers, Mr. Martin Hale Jr. and INV-MID, LLC, are the only individuals and companies who beneficially own, directly or indirectly shares carrying greater than 10% of the voting rights attached to all outstanding Shares, as of April 18, 2013.

PART 3 - THE BUSINESS OF THE MEETING

PROPOSALS 1 & 2 – NUMBER AND ELECTION OF DIRECTORS

WHAT AM I VOTING ON?

Under our Articles, the number of directors may be fixed or changed from time to time by ordinary resolution but shall not be fewer than three (3). There are currently six (6) directors on the Board, one of which was appointed by the Board of Directors as the result of the Side Letter (as defined below). There are seven (7) nominees proposed by the Board for election as directors with one such nominee, Mr. Nathaniel E. Klein, being nominated by the preferred share governance majority pursuant to the Side Letter.

On December 13, 2012, we closed a private placement of the Series A Preferred Shares (the “Series A Private Placement”) pursuant to certain share purchase agreements by and between us and each of INV-MID, LLC, EREF-MID II, LLC and HCP-MID, LLC (collectively, the “Purchasers”). We offered and sold 37,837,838 Series A Preferred Shares at a price of U.S.$1.85 per share for gross proceeds of U.S.$70,000,000. Each Series A Preferred Share is convertible into our common shares on a one-for-one share basis. In connection with the issuance of the Series A Preferred Shares, we entered into a side letter agreement (the “Side Letter”) with the Purchasers that provided, among other things, that the preferred governance majority, initially HCP-MID, LLC, has the right to nominate one (1) director nominee for election to our Board to stand for election at each annual or special meeting of our Shareholders or action by written consent of shareholders at which directors will be elected. Pursuant to the terms of the Side Letter, Mr. Nathaniel E. Klein, Vice President of Hale Capital Partners, LP, was nominated by the preferred share majority as its initial nominee to stand for election to the Board at the Meeting.

In the event the Preferred Shares Director Matter as set forth in Proposal 4 is approved at the Meeting, the holders of the Series A Preferred Shares will have the right, voting as a separate class, to nominate and elect director to serve on the Board (the “Preferred Holder Director”). The holders of the Series A Preferred Shares will also have the right, voting as a separate class, to nominate and elect a Preferred Holder Director at each subsequent annual or special meeting of our shareholders or action by written consent of shareholders at which directors will be elected. Mr. Klein, as the nominee of the preferred governance majority, will be the initial Preferred Holder Director, assuming he is duly elected at this Meeting by a vote of the Shares. In the event the Preferred Shares Director Matter as set forth in Proposal 4 is not approved at the Meeting, the seventh board seat which would have been reserved for the Preferred Holder Director, will continue to be a regular directorship subject to election by the vote of the Shares at each annual or special meeting of our Shareholders or action by written consent of Shareholders at which directors will be elected. Mr. Klein, as the nominee of the preferred governance majority, will fill the seventh regular board seat, assuming he is duly elected at this Meeting by a vote of the Shares. See Proposal 4 for further details on the Preferred Shares Director Matter.

Unless you give other instructions, the persons named in the enclosed form of proxy intend to vote FOR setting the number of directors at seven (7), including the Preferred Holder Director.

The Board has nominated six (6) Board members and one (1) Preferred Holder Director for election at the Meeting, to hold office until the 2014 Annual General Meeting:

▪	Kenneth A. Brunk
▪	Martin M. Hale, Jr.
▪	Roger A. Newell
▪	John W. Sheridan
▪	Frank S. Yu
▪	Rodney D. Knutson
▪	Nathaniel E. Klein (Preferred Holder Director)

Each of the nominees has agreed to stand for election and we are not aware of any intention of any of them not to do so. Directors of Midway are elected for a term of one (1) year. The term of office of each of the nominees proposed for election as a director will expire at the Meeting, and each of them, if elected, will serve until the close of the next annual general meeting, unless he or she resigns or otherwise vacates office before that time. The persons named above will be presented for election at the Meeting as our nominees for the Board of Directors, and the persons named in the enclosed form of proxy intend to vote for the election of these nominees.

The Board recommends a vote FOR each of the nominees.

INFORMATION ON THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our directors, director nominees and executive officers. Each director elected at the Meeting will hold office until our next annual general meeting or until his successor is appointed. The ages of the directors, director nominees and executive officers are shown as of April 18, 2013.

Name, Current Position and Province or State of Residence(1)	Principal Occupation	Director or Officer Since	Age

Kenneth A. Brunk(5)(6) Chairman, President, Chief Executive Officer, and Director Colorado, USA	Executive Chairman, President and Chief Executive Officer of the Company since May 19, 2012, and the President and Chief Operating Officer of the Company from May 12, 2010 to May 18, 2012. From March 25, 2008 to May 11, 2009 Senior Vice President and Chief Operating Officer of Romarco Minerals Inc. From December 2001 to January 2007 President and Chief Executive Officer of Harrison Western Group which provided engineering services, process technology, mining and construction services to the mining industry.	May 12, 2010	67

Name, Current Position and Province or State of Residence(1)	Principal Occupation	Director or Officer Since	Age

Fritz K. Schaudies Chief Financial Officer Colorado, U.S.A.	Chief Financial Officer of the Company from March 18, 2011 to on or about May 9, 2013.	March 18, 2011 until on or about May 9, 2013	63

John A. Labate Appointed Chief Financial Officer Colorado, U.S.A.	Chief Financial Officer of the Company commencing on or about May 9, 2013.	Effective on or about May 9, 2013	64

Richard D. Moritz Senior Vice President of Operations Colorado, U.S.A.	Senior Vice President of Operations of the Company since July 2010.	May 18, 2012	56

Martin M. Hale, Jr.(3)(4)(6) Director New York, U.S.A.	Chief Executive Officer and Portfolio Manager of Hale Capital Partners, LP since 2007.	December 13, 2012	41

Roger A. Newell, PhD(2)(3)(4)(5)(6)(7) Director Colorado, U.S.A.	Director of Lake Victoria Mining Company Inc. since June 2008 and a Director and Executive Vice President of Kilimanjaro Mining Company since October 2007.	December 23, 2009	70

John W. Sheridan (2)(3)(4)(5)(6)(7) Director Vancouver, Canada	President and Chief Executive Officer of Ballard Power Systems since February 2006.	February 28, 2012	58

Frank S. Yu (2)(3)(4)(5)(7) Director Nevada, U.S.A.	Retired Businessman.	November 21, 2008	63

Daniel E. Wolfus (5) Director California, U.S.A.	Director of Melkior Resources, Inc.	November 21, 2008	67

Nathaniel E. Klein Former Director and Preferred Holder Director Nominee New York, U.S.A.	Vice President of Hale Capital Partners, LP since 2008.	November 8, 2012 – December 13, 2012	31

Rodney D. Knutson Director Nominee Colorado, U.S.A	Private practicing attorney and Director of Kodiak Oil & Gas Corp.	Director Nominee	71

(1)	The information as to residence and principal occupation, not being within the knowledge of Midway, has been furnished by the respective directors and officers individually.
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
(4)	Member of the Corporate Governance and Nominating Committee
(5)	Member of the Disclosure Committee
(6)	Member of Budget/Work Plan Committee
(7)	Independent director.

The following is a description of the business background of the nominated directors and executive officers of the Company.

Kenneth A. Brunk –Chairman, President, Chief Executive Officer (“CEO”) and Director. Mr. Brunk has served as our President and CEO since May 19, 2012. Mr. Brunk dedicates 100% of his working time to the business of Midway. Mr. Brunk, a “Qualified Person” as defined in Canadian National Instrument 43-101, holds a degree in Metallurgical Engineering from Michigan Technological University and throughout his 44 year career has conducted numerous feasibility studies and has been responsible for designing, constructing, staffing and operating multiple mining operations and improving process efficiencies around the world as well. Prior to joining Midway, Mr. Brunk served as Chief Operating Officer of Romarco Minerals Inc., where he led Romarco Minerals Inc. through the feasibility study on its Haile Gold Mine Project. Mr. Brunk’s efforts aided in elevating Haile from a prospective exploration effort to a successful world-class mine development project. Previously, as Senior Vice President and Senior Technical Officer at Newmont Mining Company, Mr. Brunk was responsible for all of the technical functions of the operating, mine planning, metallurgical development, projects, and engineering groups within Newmont Mining Company. Mr. Brunk has been an officer since May 12, 2010 and a director since December 6, 2010.

For the following reasons the Board concluded that Mr. Brunk should serve as a director of Midway in light of its business and structure, at the time it files this Proxy Statement. Mr. Brunk’s extensive management experience in mining operations in the United States and in particular, Nevada, enables him to provide operating insights to the Board. Further, his training and experience as a metallurgical engineer allow him to bring technical expertise in regard to mine development and operations to the Board. Mr. Brunk has experience on the boards of other development and production mining companies, technology companies, professional organizations and charitable groups.

Fritz K. Schaudies – Chief Financial Officer (“CFO”). Mr. Schaudies is a registered CPA in Colorado, holds an MBA from Boise State University, completed extensive work towards a M.S. in Accounting at the University of Colorado, holds an undergraduate degree in Accounting from Wheeling College and an undergraduate degree in Botany from the Ohio University. Mr. Schaudies has served as the CFO of Midway since March 18, 2011 until on or about May 9, 2013. On January 29, 2013, Mr. Schaudies tendered his resignation as our CFO; he will continue to serve as our principal financial and accounting officer for a transition period to assist with an orderly transition of his duties as CFO. Mr. Schaudies has more than 36 years of experience in the mining industry. For four (4) years prior to joining Midway, Mr. Schaudies was a consultant to an emerging mining company’s start-up and operation of a gold mine in the State of Sonora, Mexico. Prior to that, Mr. Schaudies held various positions with Newmont Mining Company, Echo Bay Mines Ltd., Arch Mineral Company, Morrison Knudsen Corporation, and the Consolidation Coal Company (now Consol Energy).

John A. Labate – CFO Appointment. Mr. Labate will serve as our CFO commencing on or about May 9, 2013. Mr. Labate is currently serving as Managing Director of Behre Dolbear Management Consulting, Inc. Prior to joining Behre Dolbear Management Consulting Inc. in March of 2012, Mr. Labate served as the CFO and Senior Vice President of Golden Star Resources Ltd., from August 20, 2008 to February 2012. Mr. Labate served as the CFO of Constellation Copper Corp. from March 1, 2004 to August 2008, Vice President since June 2004, Company Secretary since August 8, 2006 and as its Assistant Secretary from December 15, 2004 to August 7, 2008. From September 1999 to February 2004, Mr. Labate served as Vice President and Chief Financial Officer of Applied Optical Technologies, Inc., a technology and services company. He holds a Bachelor of Science degree in Accounting from San Diego State University.

Richard D. Moritz – Senior Vice President of Operations. Mr. Moritz (MBA and “Qualified Person”) joined Midway in 2010 from Gustavson Associates, LLC, where he conducted feasibility studies, process engineering, mine planning, and technical evaluation services. Mr. Moritz’s 30-year career spans technical and management positions with Royal Gold, Bateman Engineering, Nerco Minerals, and Falcon Exploration. His specialty is the engineering and optimization of mines and processing plants, including start-up efforts in North and South America, Central Asia, and Australia. Mr. Moritz holds a Bachelors of Science in Mining Engineering and Masters in Business Administration, both from the University of Nevada, Reno. Mr. Moritz is responsible for the oversight of engineering, technical personnel, permitting, and construction at our Company’s projects.

Martin M. Hale, Jr. – Director. Mr. Hale is president of Hale Capital Partners, LP. Prior to founding Hale Capital Partners, LP in 2007, Mr. Hale was a founding member of Pequot Ventures (now known as FirstMark Capital) where he served as a member of the General Partner. From 2002 to 2007, Mr. Hale was a Managing Director and a Member of the Operating & Investment Committees helping to lead 7 funds with approximately $2.2 billion under management. Prior to Pequot Ventures, Mr. Hale was an Associate at Geocapital Partners and an Analyst at Broadview International. He currently serves as Chairman of Telanetix, Inc. and is a board member of United Silver Corporation and Adept Technology. He received his B.A. cum laude from Yale University.

For the following reasons the Board concluded that Mr. Hale should serve as a director of Midway in light of its business and structure, at the time it files this Proxy Statement. Mr. Hale has 16 years of experience working with public companies as a board member and investor. His associated skill set provides unique and important insights to our financial management and financing activities at this stage in our development.

Roger A. Newell, PhD – Director. Dr. Newell holds a Ph.D. in Mineral Exploration from Stanford University, and has more than 40 years of experience in the mining industry. Dr. Newell also holds a M.Sc. in Geology from the Colorado School of Mines and is a past president of the Alumni Association. Dr. Newell is renowned internationally for recognizing the potential of the Carlin Trend in Nevada. Under his direction, Newmont Mining Company established new exploration programs in Nevada, which ultimately led to Newmont Mining Company becoming the world’s largest gold producer, with Nevada operations yielding over 1,000,000 ounces per year. Dr. Newell served as CEO and President of Lake Victoria Mining Company from June 2008 to October 2010. Prior to his time as CEO and President of Lake Victoria Mining Company, Dr. Newell served as Vice President of Development for Capital Gold Corp. from 2000 to 2007. He was President of Capital Gold Corp.’s Mexican subsidiary, Minera Santa Rita, where he was responsible for bringing the company’s El Chanate gold mine into production. He continued to serve as a member of Capital Gold Corp.’s Board of Directors until November 2009. Prior to his time at Capital Gold Corp., he served as Exploration Manager/Senior Geologist for Newmont Mining Company; Exploration Manager for Gold Fields Mining Company; and Vice President - Development, for Western Exploration Company. He joined Kilimanjaro Mining Company in October, 2007 as a Director and Vice President of Exploration and is a Director of Lake Victoria Mining Company Inc. since June of 2008.

For the following reasons the Board concluded that Dr. Newell should serve as a director of Midway in light of its business and structure, at the time it files this Proxy Statement. Dr. Newell’s experiences at Newmont Mining Company in establishing exploration programs in Nevada bring to the Board extensive insight to the proper management and direction of the Company’s Nevada properties. Further, Dr. Newell’s experience in management of several other mining companies, both large and small, brings essential risk management skills to the Board.

John W. Sheridan – Director. Mr. Sheridan was appointed President and CEO of Ballard Power Systems on February 22, 2006. He was previously Chairman of the Board (June, 2004 to February 22, 2006) of Ballard Power Systems. Mr. Sheridan is a prominent leader in Canada’s business community with a strong track record of success in diverse challenges. Over the course of his 24 year career with Bell Canada, he rose to high impact officer roles including Group Vice President of Business Development, Vice Chairman as well as President and Chief Operating Officer. In between his positions within Bell Canada, Mr. Sheridan served as CEO of Encom Cable TV and Telecommunications in the UK. He was recognized as an innovative leader in the industry and elected Vice-Chairman of the UK Cable Communication Association in 1994. Mr. Sheridan has extensive experience in corporate governance, as a director, committee chair and board chair of numerous companies in Canada, the U.S.A., and the UK including Bell Canada, Manitoba Telecom Services Inc. and Sun Media Corporation. He currently serves as Chairman of the Board of Dantherm Power Inc., and is a Board member at Ballard Power Systems and Automotive Fuel Cell Cooperation. He also serves as a member of the Premier’s Technology Council and as Chair of the Canadian Hydrogen and Fuel Cell Association. Mr. Sheridan holds a Bachelor of Environmental Studies from the University of Waterloo, a Bachelor of Arts from Wilfrid Laurier University’s School of Business and Economics, and a Master of Arts in Economics from Queen’s University. He has also completed Executive Development Programs at Western Ontario University, Queen’s University, the University of Southern California and Harvard Business School.

For the following reasons the Board concluded that Mr. Sheridan should serve as a director of Midway in light of its business and structure, at the time it files this Proxy Statement. Mr. Sheridan’s experience as an executive in the private and public sector with both large and growing companies as well as his experience in corporate governance brings a broad management skill set to the Board.

Frank S. Yu – Director. Outside of his directorship for Midway, Dr. Yu has been retired and acting as a private investor since 2001. Before retirement, Dr. Yu was a senior engineering executive with over 20 years of technical and management positions in major and start-up computer and communication companies. He earned a Ph.D. in Computer Science at Stanford University and he has been involved with both communication and computer server companies which were later taken public or acquired. Dr. Yu has served as a director of Midway since November 21, 2008.

For the following reasons the Board concluded that Dr. Yu should serve as a director of Midway in light of its business and structure, at the time it files this Proxy Statement. Dr. Yu’s background as an engineering executive with years of technical and management experience in start-up companies brings to the Board a unique skill set regarding small company growth and management issues.

Nathaniel E. Klein – Mr. Klein is a Vice President at Hale Capital Partners, LP with a focus on investing in micro-cap and small-cap public companies. Mr. Klein’s past transactions include investments in the natural resources, industrial, and technology sectors. Prior to joining HCP, Mr. Klein was an Associate for Highbridge Capital Management, a multi-billion dollar, multi-strategy fund majority owned by JP Morgan & Chase, where he focused on structured finance deals and special situations. Prior to joining Highbridge, Mr. Klein was an Analyst at Sage Capital Growth, a multi-strategy private equity fund, where he was involved in investing in public and private companies in real estate, natural resources, energy assets and various other opportunities. Mr. Klein earned a B.A. from Franklin & Marshall College with honors and was awarded The Wall Street Journal Award.

Mr. Klein was initially appointed to our Board at our August 2, 2013 Board meeting with an effective date for such appointment of November 8, 2012. Mr. Klein resigned from our Board on December 13, 2012 and was selected as the nominee to serve on our Board, and, if Preferred Shares Director Matter passes, as the Preferred Holder Director, in accordance with our obligations under the Side Letter in connection with the Series A Private Placement. Notwithstanding our obligations under the Side Letter to nominate Mr. Klein to serve as a member of the Board, the Board evaluated the specific qualifications for Mr. Klein to serve on the Board. For the following reasons the Board concluded that Mr. Klein should serve as a director of Midway in light of its business and structure, at the time it files this Proxy Statement. Mr. Klein brings to the Board an understanding of corporate development and background in assessing a wide range of corporate funding sources and partnering opportunities.

Rodney D. Knutson – Mr. Knutson is a self-employed attorney in Aspen, Colorado representing both large international companies operating in the United States and small entrepreneurial businesses in the start-up and development stages. Prior to this, Mr. Knutson had over thirty years of private law practice in Denver, Colorado working with oil, gas and mining companies. Mr. Knutson has a Bachelor of Electrical Engineering (1965) from the University of Minnesota and a Juris Doctor (1972) from the University of Denver, where he was Managing Editor of the Denver Law Journal, received the Mobil Oil Fellowship for the study of natural resources law, and was elected to the Order of St. Ives. Mr. Knutson is a former President of the Rocky Mountain Mineral Law Foundation and a past Chair of the Mineral Law Section of the Colorado Bar Association. Mr. Knutson has sat on the Board of Directors for Kodiak Oil & Gas Corp since March 2001.

For the following reasons the Board concluded that Mr. Knutson should serve as a director of Midway in light of its business and structure, at the time it files this Proxy Statement. Mr. Knutson’s extensive experience in the oil & gas and mining industry as well as his experience sitting on the Board of other publicly traded companies brings to the Board vast mining industry and Board experience.

Daniel E. Wolfus – Mr. Wolfus is currently a member of our Board, but will not stand for re-election as a director on our Board at the Meeting. Mr. Wolfus served as our CEO from November 2008 through May 2012. Mr. Wolfus gained over 28 years of investment banking experience, firstly with E.F. Hutton & Co., where Mr. Wolfus became a partner and Senior Vice President in charge of the West Coast Corporate Finance Department, followed by his tenure as Chairman, CEO and chief organizer of Hancock Savings Bank in Los Angeles. During his term with Hancock Savings Bank, it grew to $225 million in assets before its sale in 1997. Mr. Wolfus earned a MBA in Finance and a BA in Economics at the University California, Los Angeles. From 1997 until it was dissolved in May 2008, Mr. Wolfus was the owner, president and publisher of a nationwide publication named “Estylo” for the Hispanic Market. He is currently a director of Melkior Resources Inc. (TSX-V). Mr. Wolfus also serves in various charitable and non-profit organizations in the United States. Mr. Wolfus has served as a director of Midway since November 21, 2008.

DIRECTOR COMPENSATION – 2012

In 2012, we paid our independent directors fees aggregating $55,640. For 2013, Mr. Martin M. Hale, Jr.’s annual fee is US$18,000, Mr. Nathaniel E. Klein’s annual fee is US$18,000, Mr. Rodney D. Knutson’s annual fee is US$18,000, Dr. Roger A. Newell’s annual fee is US$18,000, Mr. John W. Sheridan’s annual fee is US$19,000, and Dr. Frank S. Yu’s annual fee is US$19,000. The directors are entitled to be reimbursed for reasonable expenditures incurred in performing their duties as directors. In addition, Midway does, from time to time, grant options to purchase common shares to the directors. In February 2012, Mr. Sheridan was granted 250,000 stock options at an exercise price of $1.89. In March 2013, Mr. Newell, Mr. Sheridan, Mr. Wolfus and Dr. Yu were each granted 120,000 stock options at an exercise price of $1.15.

The table below summarizes the compensation of our independent directors for the fiscal year ended December 31, 2012:

	Fees Earned or			Non-Equity	Non-Qualified
Name	Paid in Cash ($)	Share Awards ($)	Option Awards (1) ($)	Incentive Plan Compensation ($)	Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Martin M. Hale, Jr.	$586	Nil	Nil	Nil	Nil	Nil	$586
Roger A. Newell	$18,232	Nil	Nil	Nil	Nil	Nil	$18,232
John W. Sheridan	$16,983	Nil	$332,200	Nil	Nil	Nil	$349,183
Frank S. Yu	$18,731	Nil	Nil	Nil	Nil	Nil	$509,928
Nathaniel E. Klein	$1,108	Nil	Nil	Nil	Nil	Nil	$1,108

(1)	This amount represents the theoretical fair value, on the date of grant, of stock options granted under the Plan during the fiscal year ended December 31, 2012. There was no cash compensation paid to any of the independent directors disclosed in the above table in connection with “option-based awards”. The grant date fair value has been calculated using the Black Scholes Merton model according to FASB ASC Topic 718 and Section 3870 of the CICA Handbook and will be recognized over the vesting term of the option. The key assumptions and estimates used for the calculation of the grant date fair value under this model include the risk-free interest rate, expected stock price volatility, expected life and expected dividend yield.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Option Awards						Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Roger A.	200,000	Nil	Nil	0.58	06/17/2015	Nil	Nil	Nil	Nil
Newell	125,000	Nil	Nil	0.95	01/13/2016	Nil	Nil	Nil	Nil
	250,000	Nil	Nil	2.10	10/25/2016	Nil	Nil	Nil	Nil

John W. Sheridan	250,000	Nil	Nil	1.89	02/28/2017	Nil	Nil	Nil	Nil

Frank S. Yu	200,000	Nil	Nil	0.56	01/07/2014	Nil	Nil	Nil	Nil
	200,000	Nil	Nil	0.58	06/17/2015	Nil	Nil	Nil	Nil
	125,000	Nil	Nil	0.95	01/13/2016	Nil	Nil	Nil	Nil
	250,000	Nil	Nil	2.10	10/25/2016	Nil	Nil	Nil	Nil

OPTION EXERCISES AND SHARES VESTED IN 2012

	Option Awards		Share Awards		Option-based Awards – Value Vested during the year (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	($)
John W. Sheridan	Nil	Nil	Nil	Nil	Nil

(1)	The value vested is calculated as the dollar value that would have been realized had the option been exercised on the date it vested less the related exercise price multiplied by the number of vesting shares.

CONFLICTS OF INTEREST

The members of our Board are required by law to act honestly and in good faith with a view to the best interests of Midway and to disclose any interests which they may have in any project or opportunity of Midway. If a conflict of interest arises at a meeting of the Board, any director in a conflict will disclose his interest and abstain from voting on such matter. In determining whether or not Midway will participate in any project or opportunity, that director will primarily consider the degree of risk to which Midway may be exposed and its financial position at that time.

To the best of our knowledge, there are no known existing or potential conflicts of interest among us, our promoters, directors, officers or other members of our management as a result of their outside business interests except that certain of the directors, officers, promoters and other members of management serve as directors, officers, promoters and members of management of other public companies, and therefore it is possible that a conflict may arise between their duties as a director, officer, promoter or member of management of such other companies.

Our directors and officers are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and requiring disclosures by directors of conflicts of interest and we will rely upon such laws in respect of any directors’ and officers’ conflicts of interest or in respect of any breaches of duty by any of its directors or officers. Such directors or officers, in accordance with the Business Corporations Act (British Columbia), will disclose all such conflicts and they will govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed upon them by law.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No individual who is or who at any time during the year ended December 31, 2012 was a director or executive officer of the Company, a proposed nominee for election as a director of the Company, an associate of any such director, officer or proposed nominee is, or at any time since the beginning of the last completed financial year has been, indebted to the Company or any of its subsidiaries and no indebtedness of any such individual to another entity is, or has at any time since the beginning of such year been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

FAMILY RELATIONSHIPS

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

ARRANGEMENTS BETWEEN OFFICER AND DIRECTORS

To our knowledge, other than Messrs. Klein and Hale, there are no arrangements or understandings between any of our officers and any other person, including directors, pursuant to which the officer or director was selected to serve. As previously described in this Proxy Statement, Mr. Klein previously served as member of our Board from November 8, 2012 through December 13, 2012. Pursuant to the terms of the Side Letter in connection with the Series A Private Placement, on December 13, 2012, Mr. Klein resigned from the Board to facilitate Mr. Hale’s appointment to the Board. In accordance with our obligations under the Side Letter, Mr. Klein was selected as the preferred governance majority nominee to serve as a director of the Company and, if the Preferred Shares Director Matter passes, the Preferred Holder Director.

LEGAL PROCEEDINGS, CEASE TRADE ORDERS AND BANKRUPTCY

As of the date of this Proxy Statement, no director or executive officer of Midway and no shareholder holding more than 5% of any class of voting securities in Midway, or any associate of any such director, officer or shareholder is a party adverse to Midway or any of our subsidiaries or has an interest adverse to Midway or any of our subsidiaries.

During the past ten years, no director, director nominee or executive of Midway has:

(a)          filed or has had filed against such person, a petition or similar document under legislation relating to bankruptcy or insolvency, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which such person was a general partner, at or within two years before the time of filing, or any corporation or business association of which such person was a director or an executive officer, at or within two years before such filings;

(b)          been convicted or pleaded guilty or nolo contendere in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)          been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person's activities in any type of business, securities, trading, commodity or banking activities;

(d)          been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any U.S. federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business, securities, trading, commodity or banking activities, or to be associated with persons engaged in any such activity;

(e)          been found by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission, or by the U.S. Commodity Futures Trading Commission to have violated a U.S. federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(f)          been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(g)          been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C.78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the U.S. Commodity Exchange Act (7 U.S.C.1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CORPORATE GOVERNANCE

Regulation 14A under the United States Securities Exchange Act of 1934, as amended, and National Instrument 58-101 (“NI 58-101”) Disclosure of Corporate Governance Practices of the Canadian Securities Administrators requires the Company to annually disclose certain information regarding its corporate governance practices. Those practices are as follows:

STRUCTURE OF BOARD OF DIRECTORS

The Articles of the Company require the Board to have at least three (3) directors. The current Board is comprised of six (6) directors.

DIRECTOR INDEPENDENCE

We had six (6) directors as of December 31, 2012, including four (4) independent directors:

▪	Kenneth A. Brunk
▪	Martin M. Hale, Jr. (independent)
▪	Roger A. Newell (independent)
▪	John W. Sheridan (independent)
▪	Frank S. Yu (independent)
▪	Daniel E. Wolfus

Composition of the Board

Director	Independent or Not Independent	Directorships of other public companies	Attendance at board meetings(5)
Kenneth A. Brunk(1)	Not independent	United Silver Corp.	13
Martin M. Hale, Jr.(2)	Independent	Telanetix, Inc, Adept Technology, Inc and United Silver Corp.	None
Roger A. Newell	Independent	Lake Victoria Mining Company and Kilimanjaro Mining Company	12
John W. Sheridan	Independent	None	11
Frank S. Yu	Independent	None	10
Daniel E. Wolfus(3)	Not independent	Melkior Resources Inc.	13
Nathaniel E. Klein(4)	Independent	None	3
(1)	Mr. Brunk serves as the Chairman of the Board and is the President and Chief Executive Officer of the Company and is therefore not considered independent.
(2)	Mr. Hale was appointed to the Board of Directors on December 13, 2012 upon the resignation of Mr. Klein from the Board of Directors.
(3)	Mr. Wolfus served as the Chairman of the Board and as Chief Executive Officer of the Company until May 18, 2012. Upon his resignation, Mr. Wolfus continued to serve as a director. Mr. Wolfus will not stand for re-election at the 2013 Meeting.
(4)	Mr. Klein was appointed to the Board of Directors on August 2, 2012 with an effective date of such appointment of November 8, 2012 and resigned from the Board of Directors on December 13, 2012.
(5)	There were 13 Board meetings in 2012. Mr. Hale did not attend any meetings in 2012.

The Board determined that Martin M. Hale, Jr., Nathaniel E. Klein, Roger A. Newell, John W. Sheridan and Frank S. Yu are independent directors of the Company based on the definition of independence under NI 58-101 and section 803A of the NYSE MKT Company Guide and that Daniel E. Wolfus and Kenneth A. Brunk, being current and former officers and employees of the Company, are not independent Directors of the Company.

MEETINGS OF THE BOARD AND BOARD MEMBER ATTENDANCE OF ANNUAL GENERAL MEETING

During the fiscal year ended December 31, 2012, the Board held 13 meetings. None of the incumbent directors attended fewer than 75% of the Board meetings during their tenure as a director.

Directors are not required to attend the Meeting. One (1) director attended last year’s Annual General and Special Meeting of the Shareholders.

MEETING OF INDEPENDENT DIRECTORS

Independent directors meet as often as necessary to fulfill their responsibilities, including at least annually in executive sessions without the presence of non-independent directors and management. The independent directors also meet without the non-independent directors through their service on the Audit Committee, Compensation Committee and Budget/Work Plan Committee. Independent directors of the Board are also encouraged to express their views in an open and candid manner at all meetings of the Board.

ROLES AND RESPONSIBILITIES OF THE BOARD

In compliance with the requirements of the Business Corporations Act (British Columbia), under which the Company was incorporated, the directors are elected by the Shareholders to manage, or supervise the management of, the business and affairs of the Company. In exercising their powers and discharging their duties, they are required to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Responsibilities

▪	To act honestly and in good faith with a view to the best interests of the Company.

▪	To exercise the care, diligence and skill that reasonably prudent persons would exercise in comparable circumstances.

▪	To consider opportunities and risks of the business and strategic alternatives, and to select and approve an annual strategic plan.

▪	To approve an annual operating plan and any capital budget plans.

▪	To ensure that we have effective internal control and management information systems.

▪	To select a chief executive officer, approve all key executive appointments, and to monitor the executive development process to ensure management continuity.

▪	To satisfy itself as to the integrity of the executive officers and to ensure that they create a culture of integrity throughout the Company.

▪	To make certain that the technical basis of business decisions is sound, so as to prevent, to the greatest extent possible, economic or other error.

▪	To ensure that we have the financial and other resources sufficient to meet its commitments to contractors, employees, and other stakeholders.

▪	To take action, separate from management, on issues that by law or practice require the independent action of the Board or one of its committees.

▪	To ensure that the Company has effective programs in place to provide a safe work environment, to employ sound environmental practices, and to operate in accordance with applicable laws, regulations and permits.

▪	To ensure that the Company has an effective communications policy with regard to investors, employees, the communities in which it operates and the governments of those communities and, through its Chairman, receive and consider responses and other communications.

We have no written position description for the Chairman of the Board.

We have adopted Charters for each Board committee, in which the duties of the Chair of such committees are set forth, except with respect to the Compensation Committee, for which the Company does not have a written position description for the Chair. Copies of the Charters for such Board committees may be found on our website at www.midwaygold.com.

COMMUNICATIONS TO THE BOARD

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Corporate Secretary, at Midway Gold Corp., Suite 280, 8310 South Valley Highway, Englewood, Colorado 80112; telephone (720) 979-0900; fax (720) 979-0898. The Corporate Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Corporate Secretary will review all communications before forwarding them to the appropriate Board member.

ORIENTATION AND CONTINUING EDUCATION

The Board has not established a formal orientation policy for new members of the Board but ensures that new directors are briefed with the policies of the Board and other relevant corporate and business information. The current directors are experienced in boardroom procedures and corporate governance and have a good understanding of the Company’s business. The Board will provide continuing education opportunities for all directors as such needs arise so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure their knowledge and understanding of our business remains current.

NOMINATION OF DIRECTORS

Other than our obligations under the Side Letter, the Company does not have a formal policy with respect to evaluation of nominees, however, it has been our practice to seek to compose a Board which brings a full complement of skills and attributes and experience to the Company and in this respect we look for a diverse range of attributes and qualifications among our Board candidates. These include: financial acumen, previous public company governance experience, experience in the precious metals mining industry, sound business experience, government relations experience, investor relations experience, sales and marketing experience, and knowledge of the precious metals industry. Each candidate is not expected to have each of these elements but rather the Corporate Governance and Nominating committee seeks to nominate a group of directors which, in the aggregate, is comprised of individuals who contribute the full range of such experience and qualifications. Additionally, each nominee is expected to display a commitment to good governance and the protection of shareholder interests, demonstrated leadership skills, and effective communication skills. Nominees who have previously served as directors are also evaluated on the basis of their attendance record and their dedication to fulfillment of their responsibilities as a director of the Company.

Pursuant to the Side Letter, we were obligated to nominate Mr. Klein to serve on our Board.

DIVERSITY OF THE BOARD

We do not have a formal policy regarding diversity in the selection of nominees for directors. The Corporate Governance and Nominating Committee does however consider diversity as part of its overall selection strategy. In considering diversity of the Board as a criteria for selecting nominees, the Corporate Governance and Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Corporate Governance and Nominating Committee seeks persons with leadership experience in a variety of contexts and, among public company leaders, across a variety of industries. The Corporate Governance and Nominating Committee believes that this expansive conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance and Nominating Committee will assess the effectiveness of this approach as part of its annual review of its charter.

BOARD COMMITTEES

Our Board has established four Board committees: a Compensation Committee, an Audit Committee, a Corporate Governance and Nominating Committee and a Budget/Work Plan Committee. The Company also has a Disclosure Committee comprised of the CEO, three independent directors and one non-independent director. The information below sets forth the current members of each of our Board committees and the Disclosure Committee and summarizes the functions of each of the committees in accordance with their mandates.

COMPENSATION COMMITTEE

The Board has established a Compensation Committee, currently comprised of Frank S. Yu (Chairman), Martin M. Hale, Jr., Roger A. Newell and John W. Sheridan, each an independent director under the rules of NI 58-101 and the NYSE MKT.

Under a charter adopted by the Board that complies with the requirements of NI 58-101 and the NYSE MKT, the Compensation Committee is a committee of the Board whose primary purposes are (1) to discharge the responsibilities of the Board relating to compensation of the Company’s CEO and other executive officers, (2) to develop and oversee the Company’s compensation policies and programs, and (3) to produce an annual report on executive compensation for public disclosure in the Company’s proxy statement or otherwise, as required by applicable securities laws and the rules and regulations promulgated there under. Additionally, the Compensation Committee is responsible for:

▪	reviewing and approving and then recommending to the Board salary, bonus, and other benefits, direct or indirect, and any change control packages of the Chairman of the Board, the President, the CFO and other members of the senior management team;

▪	recommendation of salary guidelines to the Board; and

▪	administration of the Company’s compensation plans, including stock option plans, outside director compensation plans, and such other compensation plans or structures as are adopted by the Company from time-to-time.

The Company does not have any security based compensation arrangements other than the Stock Option Plan and, if approved, the 2013 Stock Incentive Plan.

The Compensation Committee shall be comprised at all times of three (3) or more directors as determined by the Board, each of whom shall be independent directors. The Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation. Each member of the Compensation Committee has been in a senior leadership position in various organizations, and in those capacities obtained direct experience relevant to executive compensation, and has the skills and experience that enable the Compensation Committee to make decisions on the suitability of the Company’s compensation policies and practices.

The Compensation Committee considers implications of the risks associated with the Company’s compensation policies and practices as part of its oversight and stewardship of the affairs of the Company.

During the fiscal year ended December 31, 2012, the Compensation Committee met six (6) times. A copy of the Compensation Committee charter can be found on our website at www.midwaygold.com.

For further discussion of the Compensation Committee's process for the recommendation of compensation policies and programs, as well as salary and benefit levels of individual executives, including a discussion of the role of compensation consultants in advising the Compensation Committee, please see the section below under the heading “COMPENSATION OF DIRECTORS AND EXCUTIVE OFFICERS—COMPENSATION DISCUSSION AND ANALYSIS.”

AUDIT COMMITTEE

Audit Committee and Audit Committee Financial Experts

We have a standing Audit Committee and Audit Committee charter, which complies with Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the requirements of the NYSE MKT Company Guide. Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Our Audit Committee is comprised of three (3) “independent” directors (in accordance with NI 58-101, Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the requirements of section 803B of the NYSE MKT Company Guide): John W. Sheridan (Chairman), Roger Newell and Frank S. Yu. John W. Sheridan satisfies the requirement of a “financial expert” as defined under Item 407(d)(5) of Regulation S-K and is, in the opinion of the Company’s Board, “independent” as that term is used in the NYSE MKT Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

The Audit Committee is composed entirely of independent directors who each have several decades of mining or business related management experience at the executive level. Members of the Audit Committee have previously held positions on audit committees of other public companies and have had experience in reviewing and analyzing financial statements.

During the fiscal year ended December 31, 2012, the Audit Committee met five (5) times. A copy of the Audit Committee charter can be found on our website at www.midwaygold.com.

AUDIT COMMITTEE REPORT

The Board has adopted a Charter for the Audit Committee which sets out the Committee’s mandate, organization, powers and responsibilities. The Audit Committee is primarily responsible for (1) to assist the Board in its oversight of the integrity of the Company’s financial statements, our compliance with legal and regulatory requirements and corporate policies and controls, and the independent public accountant's selection, retention, qualifications, objectivity and independence, and (2) to prepare the “Report of the Audit Committee” to be included in our annual proxy statement. The Committee will assist the Board by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board have established, and the audit process. Our Audit Committee Charter complies with Rule 10A-3 and the requirements of the NYSE MKT. A copy of the Audit Committee charter can be found on our website at www.midwaygold.com.

Additional responsibilities of the Audit Committee:

▪	recommending to our Board the external auditor to be nominated for election by our shareholders at each annual general meeting and negotiating the compensation of such external auditor;

▪	overseeing the work of the external auditor;

▪	reviewing our annual and interim financial statements, Management Discussion & Analysis (MD&A) and press releases regarding earnings before they are reviewed and approved by the Board and publicly disseminated by us; and

▪	reviewing our financial reporting procedures and internal controls to ensure adequate procedures are in place for our public disclosure of financial information extracted or derived from its financial statements, other than disclosure described in the previous paragraph, and periodically assessing the adequacy of those procedures.

In the course of providing its oversight responsibilities regarding the 2012 financial statements, the Audit Committee reviewed the 2012 audited financial statements which appear in our Annual Report to shareholders on Form 10-K, with management and our independent auditors. The Audit Committee reviewed accounting principles, practices and judgments as well as the adequacy and clarity of the notes to the financial statements.

Since the commencement of our most recently completed fiscal year, our Board has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor. The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described in section 7 “Powers and Responsibilities – Performance & Completion by Auditor of its Work” of the Audit Committee Charter.

The Audit Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement on Auditing Standards 61, as superseded by Statement of Auditing Standard 114 – the Auditor’s Communication with Those Charged with Governance.

The Audit Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence as may be modified or supplemented, concerning its independence as required under applicable standards for auditors of public companies.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report shareholders on Form 10-K for the year ended December 31, 2012. The Audit Committee and the Board have also recommended the selection of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2013.

Submitted by the Audit Committee Members

John W. Sheridan (Chairman)

Roger A. Newell

Frank S. Yu

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

We have created a Corporate Governance and Nominating Committee comprised of Roger A. Newell (Chairman), Martin M. Hale, Jr., John W. Sheridan, and Frank S. Yu, each an independent director under the rules of NI 58-101 and the NYSE MKT. A Corporate Governance and Nominating Committee charter was adopted by the Board.

The primary purpose of the Corporate Governance and Nominating Committee is to:

▪	identify individuals qualified to become Board members, and select or recommend director nominees;

▪	develop and recommend to the Board corporate governance principles applicable to the Company;

▪	lead the Board in its annual review of the Board’s performance;

▪	recommend to the Board director nominees and chair for each committee; and

▪	coordinate the evaluation of the performance of our CEO.

The Corporate Governance and Nominating Committee shall be comprised at all times of three (3) or more directors as determined by the Board, each of whom shall be an independent director.

Based on recommendations from the Corporate Governance and Nominating Committee, the Board determines new nominees to the Board; although a formal process has not been adopted. The nominees are generally the result of recruitment efforts by the Board members, including both formal and informal discussions among Board members and the Chairman and the President of Midway. The Board monitors but does not formally assess the performance of individual Board members or committee members on their contributions.

Shareholder nominees are subject to the same consideration as nominees selected by the Committee or the Board. The Committee does not have a set policy for whether or how Shareholders are to recommend nominees for consideration by the Board. Shareholder nominees are recommended in accordance with our Articles and the Business Corporations Act (British Columbia). No Shareholder or Shareholders holding 5% or more of the Company’s outstanding Common Shares, either individually or in aggregate, recommended a nominee for election to the Board.

There have been no changes in our procedures by which our Shareholders may recommend nominees to our Board.

During the fiscal year ended December 31, 2012, the Corporate Governance and Nominating Committee met three (3) times. On April 18, 2013 the Corporate Governance and Nominating Committee held its annual review meeting which included a review of the disclosure in this Proxy Statement. A copy of the Corporate Governance and Nominating Committee charter can be found on our website at www.midwaygold.com.

BUDGET/WORK PLAN COMMITTEE

On December 13, 2012, the Board established a Budget/Work Plan Committee comprised of Kenneth A. Brunk (Chairman), Martin M. Hale, Jr., Roger A. Newell and John W. Sheridan. With the exception of the CEO as Chairman, each is an independent director under the rules of NI 58-101 and the NYSE MKT.

The primary purpose of the Budget/Work Plan Committee is to:

▪	review and approve the annual business and financing plans of the Company (and any modifications of, or deviations from, such plans); and,

▪	review and approve the annual capital and operating budgets of the Company (and any modifications of, or deviations from, such budgets).

The Budget/Work Plan Committee’s chairman shall be the CEO, and with the exception of the CEO, shall be comprised at all times of three (3) or more directors as determined by the Board, each of whom shall be independent directors. One standing member of the Committee will be a director designated by the Preferred Governance Majority, as defined in the Series A Rights or, in absence of such designation, the Preferred Holder Director, as defined in the Series A Rights.

Committee members shall serve until the successors shall be duly designated and qualified. Except with respect to the Preferred Holder Director, any member may be removed at any time, with or without cause, by a majority of the Board then in office. Any vacancy in the Committee occurring for any cause may be filled by a majority of the Board then in office; provided however, that any vacancy created by the death, resignation, removal or disqualification of any Preferred Holder Director shall be filled by an eligible person designated by the Preferred Governance Majority, as the Preferred Holder Director standing member of the Committee.

During the fiscal year ended December 31, 2012, the Budget/Work Plan Committee did not meet. A copy of the Budget/Work Plan Committee charter can be found on our website at www.midwaygold.com.

DISCLOSURE COMMITTEE

The Board established a Disclosure Committee on December 7, 2007. Currently the Disclosure Committee members are Kenneth A. Brunk, Roger A. Newell, John W. Sheridan, Daniel E. Wolfus and Frank S. Yu. The purpose of the Disclosure Committee is to ensure that the Company complies with its timely disclosure obligations as required under applicable Canadian and United States securities laws.

ASSESSMENTS

The Board does not, at present, have a formal process in place for assessing the effectiveness of the Board as a whole, its committees or individual directors but will consider implementing one in the future should circumstances warrant. Based on our current size, our stage of development and the limited number of members of the Board, the Board considers a formal assessment process to be inappropriate at this time. The Board will annually review its own performance and effectiveness as well as review annually the Audit Committee Charter and recommend revisions to the Board as necessary. Effectiveness is subjectively measured by comparing actual corporate results with stated objectives. The contributions of an individual director are informally monitored by the other Board members, having in mind the business strengths of the individual and the purpose of originally nominating the individual to the Board. The Board intends to continue evaluating its own effectiveness and the effectiveness of its committees through informal discussions amongst the Board members.

BOARD LEADERSHIP STRUCTURE

The Board has reviewed the Company’s current Board leadership structure — which consists of a combined Chairman and CEO — in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s shareholder base, the Company’s peer group and other relevant factors, and has determined that a combined Chairman and CEO position is currently the most appropriate Board leadership structure for the Company. The Board noted the following factors in reaching its determination:

▪	The Board acts efficiently and effectively under its current structure, where the CEO also acts as Chairman.

▪	A combined Chairman/CEO is in the best position to be aware of major issues facing the company on a day-to-day and long-term basis, and is in the best position to identify key risks and developments facing the Company to be brought to the Board’s attention.

▪	A combined Chairman/CEO position reduces the potential for confusion and duplication of efforts, including among employees.

▪	A combined Chairman/CEO position reduces the potential for confusion as to who leads the Company, providing the Company with a single public “face” in dealing with Shareholders, employees, regulators, analysts and other constituencies.

▪	A substantial majority of the Company’s peer group utilizes a Board structure with a combined Chairman / CEO.

The Company does not have a lead independent director. Given the size of the Board, the Board believes that the presence of four (4) independent directors out of the six (6) directors currently on the Board, each of whom sits on the Board’s committees, is sufficient independent oversight of the Chairman/CEO. The independent directors work well together in the current board structure and the Board does not believe that selecting a lead independent director would add significant benefits to the Board oversight role.

THE ROLE OF THE BOARD IN RISK OVERSIGHT

The understanding, identification and management of risk are essential elements for the successful management of the Company.

Risk oversight begins with the Board and the Audit Committee. The Audit Committee is chaired by John W. Sheridan and three (3) of our independent directors sit on the Audit Committee.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

At the management level, an internal audit provides reliable and timely information to the Board and management regarding our effectiveness in identifying and appropriately controlling risks. Annually, management presents to the Audit Committee a report summarizing the review of our methods for identifying and managing risks.

We also have a comprehensive internal risk framework, which facilitates performance of risk oversight by the Board and the Audit Committee. Our risk management framework is designed to:

▪	Provide that risks are identified, monitored, reported, and priced properly;

▪	Define and communicate the types and amount of risk the Company is willing to take;

▪	Communicate to the appropriate management level the type and amount of risk taken;

▪	Maintain a risk management organization that is independent of the risk-taking activities; and

▪	Promote a strong risk management culture that encourages a focus on risk-adjusted performance.

OTHER GOVERNANCE MATTERS

QUORUM EXEMPTION UNDER SECTION 110 OF THE NYSE MKT COMPANY GUIDE

Section 110 of the NYSE MKT Company Guide recognizes that we must operate in accordance with the laws and customary practices of its country of incorporation, to the extent not contrary to United States federal securities laws. In respect to certain matters, the Company follows Canadian practices that differ from the requirements of the NYSE MKT Company Guide. We post on our website at www.midwaygold.com the ways in which our practices differ from those of the NYSE MKT Company Guide.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires any person who is a director or executive officer or who beneficially holds more than 10% of any class of our securities which have been registered with the Securities and Exchange Commission, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. These persons are also required under the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. Under Canadian National Instrument 55-102 for Electronic Disclosure by Insiders (SEDI), these same persons are required to register and file reports of initial ownership and changes in ownership with the TSX-V and applicable securities commissions on SEDI.

To our knowledge, based solely on our review of the copies of the Section 16(a) reports furnished to us, all Section 16(a) filing requirements applicable to our directors, executive officers and holders of more than 10% of any class of our registered securities were timely complied with during the year ended December 31, 2012.

CODE OF ETHICS

Each director, officer and employee is expected to comply with relevant corporate and securities laws and, where applicable, the terms of their employment agreements in a manner that enhances shareholder value and is consistent with the highest level of integrity. The Board monitors on an ongoing basis the activities of management and ensures that the highest standard of ethical conduct is maintained. One of the ways the Board monitors management activities is through the Whistleblower Protection Policy. The Whistleblower Policy seeks to create procedures for the receipt, retention and treatment by the Audit Committee of the Company of concerns, complaints or allegations received by the Company. No complaints have been made.

The Board has adopted a formal written code of ethical business conduct for its directors, officers and employees. The Code of Ethics (the “Code”) relates to written standards that are reasonably designed to deter wrongdoing and to promote:

▪	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

▪	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the securities regulatory authorities and in other public communications made by an issuer;

▪	Compliance with applicable governmental laws, rules and regulations;

▪	The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

▪	Accountability for adherence to the Code.

During our fiscal year ended December 2012, we posted on our website any waiver of the Code of Ethics granted to any of our directors or executive officers promptly following the date of the waiver.

The Code is available on our website at www.midwaygold.com. A copy of the Code will be provided, without charge, upon written request to the Corporate Office of Midway Gold Corp. at Suite 280, 8310 South Valley Highway, Englewood, Colorado 80112, Attention: Corporate Secretary.

COMPENSATION OF DIRECTORS AND EXCUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT

The Compensation Committee is pleased to present the following Compensation Committee report:

We have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon review of the discussions herein, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted, members of the Compensation Committee

Frank S. Yu (Chairman),

Roger A. Newell,

John W. Sheridan, and

Martin M. Hale, Jr.

This compensation committee report is “furnished” to and not “filed” with the Securities Exchange Commission.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The individuals who served as our principal executive officer and principal financial officer during the year ending December 31, 2012, as well as the other individuals included in the Summary Compensation Table below, are referred to as “named executive officers” throughout this Compensation Discussion and Analysis.

Compensation Program Objectives

Our compensation program and policies are designed to ensure that the compensation program is competitive within the labor markets, fiscally sound and cost effective. Further, the program and policies are based on a systematic blending of the position’s internal worth to the organization and its external value to the market, consistent with the Company’s ability to pay.

To assist the Compensation Committee with its assessment of current compensation packages for executive officers in our industry, two evaluations were undertaken to assess the competitiveness of the current compensation package for our executive officers. The first evaluation comprised of the Company developing a base salary structure targeting the market average as the midpoint of each salary range. This structure was developed primarily using the 2011 Mining Industry Salary Survey conducted by Coopers Consulting Ltd and Pricewaterhouse Consulting. In the second evaluation, a comparative market analysis was prepared. An independent consultant worked with management and the Compensation Committee to develop a list of ten (10) comparable mining companies. The selected list of gold mining companies ranged from exploration companies to advanced exploration and development companies, and fifty percent of the peer group, like the Company, are classified as developers. The median market cap of this group of comparable companies was $307 million and ranged from a low of $93 million to a high of $954 million. The companies considered in the list of comparable companies included East Asia Minerals Corporation, International Tower Hill Mines Ltd., Asanko Gold Inc. (Formerly known as Keegan Resources Inc.), Midas Gold Corp., Orezone Gold Corporation, Rainy River Resources Ltd., Romarco Minerals Inc, Rubicon Minerals Corporation, Sabina Gold & Silver Corp., and Vista Gold Corp. The independent consultant then compiled information from public reporting documents for each of the 10 comparable mining companies to report the annual base and other compensation components for the CEO and other named executive officers.

In addition to the industry and peer comparisons, the Compensation Committee considers a variety of other factors when determining compensation policies and programs. These factors include the long-range goals of the Company and its shareholders, the competitive requirements to attract and retain key employees, the Compensation Committee's assessment of the position requirements for each executive's role in the Company, along with the performance and contributions made by the executive. Base salaries of executive management are set at levels which are competitive with the base salaries paid by companies of comparable or similar size within the mining industry, thereby enabling the Company to compete for and retain executives critical to the long-term success of the Company. Superior performance is recognized through our incentive program. The Compensation Committee does not weigh any of these factors more heavily than others and does not use a specific formula to assess these factors, but rather considers the combination of the factors in its judgment and at its discretion to make a final determination.

The Compensation Committee reviews and recommends to the Board of Directors our compensation policies and programs, as well as salary levels for certain executives. The CEO may not be present during meetings of the Compensation Committee when his compensation is being discussed. Independent Compensation Consultants and management prepare and present to the Compensation Committee such surveys, analyses, reports and recommendations, as the Committee may request, including the industry surveys as discussed above. The Board of Directors makes the final determination regarding our compensation programs and practices.

Elements of our Compensation Program for Fiscal Year 2012

The total compensation plan for executive officers is comprised of the following components: base salary, discretionary cash awards under the Short-Term Incentive Plan, and stock awards under the Stock Option Plan.

There is no set policy or target regarding allocation between cash and non-cash elements of our compensation program. The Compensation Committee reviews annually the total compensation package of the CEO and the named executives, against the Company’s compensation goals and objectives and the industry compensation data described above, and makes recommendations to the Board of Directors concerning the CEO’s compensation. Our CEO reports to the Compensation Committee regarding the individual performance of the other named executive officers.

Base Salary

As a general rule for establishing base salaries, the Compensation Committee reviews competitive market data for each named executive officer. Mr. Brunk’s, President and CEO, base salary was in the 32nd percentile based upon the peer group evaluation discussed above. Mr. Schaudies’, CFO, and Mr. Moritz’s, Senior Vice President of Operations, base salaries were in the 38th and 31st percentiles, respectively, based upon the peer group evaluation discussed above. Salaries for our named executive officers are reviewed at least annually to consider factors such as market and inflation as well as overall corporate performance and the results of their performance reviews.

Short-Term Incentive Plan

Our Short-Term Incentive Plan (“STIP”) generally allows executive officers, management and employees to earn discretionary incentive payments as a percentage of base salary, based upon a combination of individual performance and Company performance. All executive officers, management and employees participate in the STIP. The President and CEO’s STIP participation and the amount of award is determined annually by the Compensation Committee.

In considering executive STIP, the Compensation Committee used the comparative market evaluation discussed above to review and approve the recommended amounts as determined by the independent consultant and management. Within the ten (10) company peer group, it was noted that all peers had an established STIP. The independent consultant then compiled the relative STIP information and made recommendations to management for the CEO’s and other named executive officers’ amount of their Short-Term Incentive compensation. It was the stance of the independent consultant and management to award amounts which were conservative and below the median of the ten (10) company peer group. The Compensation Committee reviewed and approved the recommendations presented.

Stock Incentive Awards

Stock Options

The proposed 2013 Stock and Incentive Plan, see the 2013 Stock Plan Matter, and our current stock option plan (the “Stock Option Plan”) is intended to emphasize management's commitment to and alignment of compensation with the enhancement of shareholders' equity through an increase in the share price.

The Board of Directors amended the Stock Option Plan on May 12, 2008 to add an appendix called the Stock Incentive Plan for United States Resident Employees (the “U.S. Plan”) to supplement and be a part of the Stock Option Plan. The purpose of the U.S. Plan is to enable our Company to grant Incentive Stock Options, as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder to qualifying employees who are citizens or residents of the United States of America. This does not change the aggregate number of options that can be granted pursuant to the Stock Option Plan.

The Board of Directors is proposing that the 2013 Stock Incentive Plan be approved and adopted at the Meeting. See the 2013 Stock Plan Matter as set forth in Proposal 6 below.

During 2012, the Company’s 2008 Stock Option Plan provided for grants to directors, officers, employees and consultants of options to purchase common shares. Subject to applicable stock exchange requirements, the maximum number of common shares which may be reserved, set aside and made available for issue under, and in accordance with, the Stock Option Plan is a variable number equal to 10% of the issued and outstanding common shares issued and outstanding as of the date of the grant on a non-diluted basis. As of April 18, 2013, the maximum number of common shares reserved, set aside and made available for issue under the Stock Option Plan was 12,845,130, of which there were 10,168,334 common shares (or 8% of the total number of issued and outstanding common shares) issuable under issued and outstanding options under the Stock Option Plan. 2,676,795 common shares (or 2% of the total number of issued and outstanding common shares) in aggregate remain available for future grants under the Stock Option Plan.

The maximum number of common shares that may be reserved for issuance to any individual under the Stock Option Plan is that number of common shares that is equivalent to 5% of the common shares issued and outstanding from time to time. The total number of common shares issuable to insiders at any time and issued to insiders of the Company within any one-year period pursuant to options under the Option Plan, together with any other security based compensation arrangements of the Company, shall not exceed 10% of the issued and outstanding common shares on a non-diluted basis. Under the Stock Option Plan, options may be exercised by the payment in cash of the option exercise price to the Company. All options are subject to the terms and conditions of an option agreement entered into by us and each participant at the time an option is granted.

The Stock Option Plan is administered by the Board of Directors which has full and final discretion to determine (i) the total number of optioned shares to be made available under the Stock Option Plan, (ii) the directors, officers, employees and consultants of the Company or its subsidiaries who are eligible to receive stock options under the Stock Option Plan (“Optionee”), (iii) the time when and the price at which stock options will be granted, (iv) the time when and the price at which stock options may be exercised, and (v) the conditions and restrictions on the exercise of options. Pursuant to the terms of the Stock Option Plan, the exercise price must not be less than the closing price of the common shares on the TSX Venture Exchange, at the Board of Directors' discretion, on the last trading day preceding the date of grant. Options become exercisable only after they vest in accordance with the respective stock option agreement and must expire no later than ten years from the date of grant. Options granted under the Stock Option Plan are non-transferable and non-assignable other than on the death of a participant. An Optionee has no rights whatsoever as a shareholder in respect of unexercised options.

Pursuant to the terms of our Stock Option Plan, if any Optionee ceases to be a director, officer or employee of the Company or its subsidiaries, as a result of termination for “cause” (as defined in the Stock Option Plan), all unexercised options will immediately terminate. If an Optionee ceases to be a director, officer or employee of the Company, or its subsidiaries, or ceases to be a consultant to the Company, for any reason other than termination for cause, his or her options may be exercised up to, but not after, the earlier of 90 days from the date of ceasing to be a director, officer, employee or consultant, or the expiry date of the option. In the event of death of an Optionee, the legal representatives of such Optionee have the right to exercise the options at any time up to, but not after, the earlier of one year from the date of death or the expiry date of such option.

Perquisites and Other Personal Benefits

Our named executive officers are not generally entitled to perquisites or other benefits not offered to employees. We sponsor a qualified tax-deferred savings plan in accordance with the provisions of Section 401(k) of the U.S. Internal Revenue Code of 1986.

Effects of Regulatory Requirements on Executive Compensation

Various rules under current generally accepted accounting practices impact the manner in which we account for grants of stock options to employees, including executive officers, on our financial statements. While the Compensation Committee reviews the effect of these rules (including FAS 123(R)) when determining the form and timing of grants of stock options to employees, including executive officers, this analysis is not necessarily the determinative factor in any such decision regarding the form and timing of these grants.

Clawback/Forfeiture Provisions

We do not have any formal agreements with officers, directors or employees concerning the return of bonuses or other compensation in the event they are found to have engaged in fraudulent or other inappropriate behavior or if performance measures are restated or adjusted in a manner that would reduce payments. We intend to follow the requirements of Section 304 of the Sarbanes-Oxley Act to recover bonus or other incentive-based or equity-based compensation received by our chief executive officer and chief financial officer and any profits they realized from the sale of securities during the relevant periods in the event we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under securities laws and would pursue other available remedies against them or other employees engaged in illegal activities. In addition, we intend to adopt a clawback policy in accordance with the requirements of the Dodd-Frank Act when regulations concerning clawback policies are adopted by the SEC and NYSE.

Anti-Hedging

While the Company has not adopted a formal prohibition, the named executive officers and the directors are, as a matter of practice, discouraged from purchasing financial instruments designed to hedge or offset a decrease in the market value of shares, including shares granted as or underlying share-based compensation or otherwise held directly or indirectly by an named executive officer or a director. Further, the Company has a Business Ethics and Insider Trading policy.

EMPLOYMENT AND CONSULTING AGREEMENTS

On May 19, 2012, we entered into a consulting agreement with our former CEO, Daniel E. Wolfus for a term of twelve months. Under this agreement Mr. Wolfus will provide advisory services from time to time. For year ended December 31, 2012, we paid consulting fees totaling $110,723, under this agreement.

We have not entered into any other employment or consulting agreements with our named executive officers.

SUMMARY COMPENSATION TABLE

Kenneth A. Brunk served as President and Chief Operating Officer from January 1, 2012 to May 18, 2012 and Chairman, President and CEO from May 19, 2012 to December 31, 2012. Fritz K. Schaudies served as CFO for the entirety of 2012. Richard D. Moritz served as Senior Vice President of Operations in an officer capacity from May 18, 2012 to December 31, 2012. Daniel E. Wolfus served as Chairman and CEO from January 1, 2012 to May 18, 2012. There are no other executive officers of Midway and there are no other officers who were paid more than $150,000 in compensation during that financial year. A summary of cash and other compensation paid for our named executive officers for the last three fiscal years is as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kenneth A.	2012	$196,073	$49,950	Nil	Nil	Nil	Nil	Nil	$246,023
Brunk -	2011	$160,368	$49,455	Nil	$905,085	Nil	Nil	Nil	$1,114,908
President, Chief Executive Officer and Director since May 18, 2010 (1)	2010	$95,513	Nil	Nil	$345,050	Nil	Nil	Nil	$440,563

Fritz K.	2012	$137,555	$24,975	Nil	Nil	Nil	Nil	Nil	$162,529
Schaudies - Chief Financial Officer (2)	2011	$108,497	Nil	270,070	Nil	Nil	Nil	Nil	$378,567

Richard D. Moritz – Senior V.P. of Operations	2012	$159,456	$24,975	Nil	Nil	Nil	Nil	Nil	$184,431

Daniel E.	2012	$78,498	Nil	Nil	Nil	Nil	Nil	Nil	$78,498
Wolfus –	2011	$162,742	$49,455	Nil	$905,085	Nil	Nil	Nil	$1,117,282
Former Chairman, Former CEO and Director (1)	2010	$132,245	Nil	Nil	$100,000	Nil	Nil	Nil	$232,245

(1)	Mr. Brunk and Mr. Wolfus are paid an annual salary or fees in US dollars by Midway Gold US Inc., a subsidiary of the Company. These amounts have been translated into Canadian dollars at the average respective exchange rates for each year. Mr. Wolfus and Mr. Brunk did not receive additional compensation for their services as directors of our Company.
(2)	Mr. Schaudies has served as the CFO of Midway since March 18, 2011 until on or about May 9, 2013. On January 29, 2013, Mr. Schaudies tendered his resignation as our CFO; he will continue to serve as our principal financial and accounting officer for a transition period to assist with an orderly transition of his duties as CFO.
(3)	This amount represents the theoretical fair value, on the date of grant, of stock options granted under the Plan during the fiscal year ended December 31, 2012. There was no cash compensation paid to any of the named executive officers disclosed in the above table in connection with “option-based awards”. The grant date fair value has been calculated using the Black Scholes Merton model according to FASB ASC Topic 718 and Section 3870 of the CICA Handbook and will be recognized over the vesting term of the option. The key assumptions and estimates used for the calculation of the grant date fair value under this model include the risk-free interest rate, expected stock price volatility, expected life and expected dividend yield.

DISCLOSURE RELATING TO GRANTS OF PLAN-BASED AWARDS

The Board granted the following stock options at the market price of the Company’s common shares on the date prior to the grant date of the options for a five (5) year term: 250,000 to one (1) director at an exercise price of $1.89 in February 2012. Historically, options granted to independent directors vest immediately. Effective 2013, options granted to independent directors, employees and consultants vest as to one-third on the date of grant, one-third on the first anniversary date and the final one-third on the second anniversary date. Options granted to Investor Relations consultants vest in stages over 12 months with no more than ¼ of the options vesting in any three (3) month period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Option Awards						Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kenneth A.	333,334	166,666	Nil	0.71	05/18/2015	Nil	Nil	Nil	Nil
Brunk –	166,667	83,333	Nil	0.61	10/22/2015	Nil	Nil	Nil	Nil
President, Chief	125,000	Nil	Nil	0.95	01/13/2016	Nil	Nil	Nil	Nil
Executive Officer and Director	333,333	166,667	Nil	2.10	10/25/2016	Nil	Nil	Nil	Nil

Fritz K.	33,334	66,667	Nil	1.47	05/16/2016	Nil	Nil	Nil	Nil
Schaudies - Chief Financial Officer	66,667	33,333	Nil	2.10	10/25/2016	Nil	Nil	Nil	Nil

Richard D.	100,000	Nil	Nil	0.58	06/17/2015	Nil	Nil	Nil	Nil
Moritz -	75,000	Nil	Nil	0.95	01/13/2016	Nil	Nil	Nil	Nil
Senior VP of Operations	100,000	50,000	Nil	2.10	10/25/2016	Nil	Nil	Nil	Nil

Daniel E.	200,000	Nil	Nil	0.56	01/07/2014	Nil	Nil	Nil	Nil
Wolfus –	1,000,000	Nil	Nil	0.86	09/10/2014	Nil	Nil	Nil	Nil
Former	250,000	Nil	Nil	0.58	06/17/2015	Nil	Nil	Nil	Nil
Chairman,	125,000	Nil	Nil	0.95	01/13/2016	Nil	Nil	Nil	Nil
Former CEO and Director	333,333	166,667	Nil	2.10	10/25/2016	Nil	Nil	Nil	Nil

OPTION EXERCISES AND SHARES VESTED IN 2012

	Option Awards		Share Awards		Option-based Awards – Value Vested during the year (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	($)
Kenneth A. Brunk	Nil	Nil	Nil	Nil	172,500
Fritz K. Schaudies	Nil	Nil	Nil	Nil	Nil
Richard D. Moritz	Nil	Nil	Nil	Nil	55,166
Daniel E. Wolfus	Nil	Nil	Nil	Nil	Nil

(1)	The value vested is calculated as the dollar value that would have been realized had the option been exercised on the date it vested less the related exercise price multiplied by the number of vesting shares.

During the fiscal year 2012, we did not grant any plan based awards to our named executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

On November 21, 2012, we entered into the Series A Private Placement in which we offered and sold 37,837,838 Series A Preferred Shares. Of the 37,837,838 Series A Preferred Shares sold, EREF-MID II, LLC and HCP-MID, LLC purchased a combined 17,837,838 Series A Preferred Shares for a combined aggregate purchase price of $33,000,000.

EREF-MID II, LLC is a limited liability company organized under the laws of the State of Delaware. Hale Fund Management, LLC, a Delaware limited liability company (“HFM”) is the manager of EREF-MID II, LLC and exercises investment and voting power over the Series A Preferred Shares held by EREF-MID II, LLC. Mr. Hale, is the sole owner and CEO of HFM.

HCP-MID, LLC is a limited liability company organized under the laws of the State of Delaware. Hale Capital Partners, LP, a limited partnership organized under the laws of the State of Delaware (“HCP”) is the sole member of HCP-MID, LLC. Hale Fund Partners, LLC, a limited liability company organized under the laws of the State of Delaware (“HFP”) is the general partner of HCP. Hale Capital Management, LP, a Delaware limited partnership (“HCM”) is the manager of HCP. Hale Fund Management, LLC, a Delaware limited liability company (“HFM”), is the general partner of HCM and exercises voting and investment power over the Series A Preferred Shares held by HCP-MID, LLC. Mr. Hale is the (i) CEO of HCP, (ii) the sole owner and managing member of HFP and (iii) the sole owner and CEO of HFM.

Other than Mr. Hale’s interest in the Series A Private Placement, no other person who served as a member of the Compensation Committee during fiscal 2012 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC.  Additionally, there were no compensation committee “interlocks” during 2012, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, which had an executive officer serving as a director or member of the Company’s Compensation Committee.

The Board continually assesses the risks and implications associated with the compensation policies and practices of the Company to ensure that the Board and Management have the latitude and flexibility to enable the hiring and retention of key employees and competent employees for all positions within the Company while doing so within the requirements of the law and industry norms.

At this stage of the development of the Company, executive management performance is judged on a subjective basis rather than an objective basis in regards to share price or earnings per share. This may change as the Company progresses to a production company thereby creating revenue.

Operational performance and effectiveness is judged monthly by a comparison of activities accomplished versus those planned to be accomplished. Executive management redirects resources as necessary and possible where shortfalls or improvements are required. Overall Company performance is reflected in the total performance of the executive and management team.

PENSION BENEFITS

None.

NON-QUALIFIED DEFERRED COMPENSATION

None.

RETIREMENT, RESIGNATION OR TERMINATION PLANS

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation or termination as a result of a change in control of the Company.

LONG TERM INCENTIVE PLAN AWARDS

We currently do not have a long-term incentive plan. Accordingly, no such compensation was paid or distributed to the named executive officers during the financial year ended December 31, 2012. A “long-term incentive plan” means any plan providing compensation intended to serve as incentive for performance to occur over a period longer than one (1) financial year, but does not include an option or stock appreciation rights plan or plans for compensation through restricted shares or restricted share units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth information as of April 18, 2013 regarding the ownership of our Shares by:

▪	each person who is known by us to own more than 5% of our Shares; and

▪	each named executive officer, each director and all of our directors and executive officers as a group.

The number of common shares beneficially owned and the percentage of common shares beneficially owned are based on 128,451,298 common shares outstanding as of April 18, 2013. The number of Series A Preferred Shares beneficially owned and the percentage of Series A Preferred Shares are based on 37,837,838 Series A Preferred Shares outstanding as of April 18, 2013.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Common shares subject to options that are exercisable within 60 days following April 18, 2013 or preferred shares that are convertible within 60 days following April 18, 2013 are deemed to be outstanding and beneficially owned by the optionee or holder for the purpose of computing share and percentage ownership of that optionee or holder but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole or shared voting and investment power for all Shares shown as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Common Shares)		Percent of Class (Common Shares) (1)	Amount and Nature of Beneficial Ownership (Series A Preferred Shares)		Percentage of Class (Series A Preferred Shares)(2)
DIRECTORS AND EXECUTIVE OFFICERS
Common Shares	Daniel E. Wolfus 1045 Mandalay Beach Rd. Oxnard, CA 93035	3,518,450	(3)	3%	-		-%
Common Shares	Kenneth A. Brunk 7215 South Chapparal Cir. East, Centennial, CO 80016	1,377,333	(4)	1%	-		-%
Common Shares	Fritz K.Schaudies 19183 E. Molly Ave Parker, CO 80134	100,001	(5)	-%	-		-%
Common Shares	Richard D. Moritz 10484 Reindeer Circle Franktown, CO 80116	433,333	(6)	-%	-		-%
Common Shares	Roger A. Newell 1781 Larkspur Drive Golden, CO 80401	915,000	(7)	1%	-		-%
Common Shares	John W. Sheridan 403-1169 West Cordova St Vancouver, BC V6C 3T1	303,000	(8)	-%	-		-%
Common Shares	Frank S. Yu 9721 Orient Express Ct. Las Vegas, NV 89145	2,484,646	(9)	2%	-		-%
Preferred Shares	Martin M. Hale, Jr. 570 Lexington Ave., 49th Floor New York, NY 10022	27,949,522	(10)(11)	22%	17,837,838	(11)	47	%(11)
Total		37,081,285		29%	17,837,838		47%

5% Shareholders
Common Shares	Van Eck Associates Corp. 335 Madison Ave. – 19th Floor New York, NY 10017	9,931,302		8%	-		-%
Common Shares	Matthew Sheerin 56 Sunset Drive Manhasset, NY 11030	7,929,506		6%	-		-%
Common Shares	George T. Hawes 49 Central Drive Plandome, NY 11030	7,487,952	(12)	6%	-		-%
Common Shares	Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	6,908,450		5%	-		-%
Preferred Shares	INV-MID, LLC 570 Lexington Ave, 49th Floor New York, NY 10022	20,000,000	(13)	16%	20,000,000		53%
Preferred Shares	EREF-MID II, LLC 570 Lexington Ave, 49th Floor New York, NY 10022	12,432,433	(14)	10%	12,432,433		33%
Preferred Shares	HCP-MID, LLC 570 Lexington Ave, 49th Floor New York, NY 10022	12,587,402	(15)	10%	5,405,405		14%

(1)	The information as to securities beneficially owned or over which a director or officer will exercise control or direction, not being within the knowledge of Midway, has been furnished by the respective directors and officers individually based on shareholdings in Midway as of April 18, 2013. All percentages are based on Common Shares issued and outstanding as of April 18, 2013.

(2)	All percentages are based on the Series A Preferred Shares issued and outstanding as of April 18, 2013.

(3)	Includes 1,570,117 common shares and 1,948,333 common shares issuable upon the exercise of options within 60 days of April 18, 2013. All but 106,500 common shares are held by a family trust and Mr. Wolfus may be considered to jointly exercise control and direction over these shares.

(4)	Includes 69,000 common shares and 1,308,333 common shares issuable upon the exercise of options within 60 days of April 18, 2013.

(5)	Includes 100,001 common shares issuable upon the exercise of options within 60 days of April 18, 2013.

(6)	Includes 100,000 common shares and 333,333 common shares issuable upon the exercise of options within 60 days of April 18, 2013.

(7)	Includes 300,000 common shares and 615,000 common shares issuable upon the exercise of options within 60 days of April 18, 2013.

(8)	Includes 13,000 common shares and 290,000 common shares issuable upon the exercise of options within 60 days of April 18, 2013.

(9)	Includes 1,709,646 common shares and 815,000 common shares issuable upon the exercise of options within 60 days of April 18, 2013.

(10)	Includes (i) 8,080,435 common shares, (ii) 2,031,249 common shares issuable upon exercise of warrants within 60 days of the date of this Proxy Statement and (iii) 17,837,838 common shares issuable upon the conversion of 17,837,838 Series A Preferred Shares within 60 days of the date of this Proxy Statement.

(11)	Includes (i) 5,405,405 Series A Preferred Shares held by HCP-MID, LLC and (ii) 12,432,433 Series A Preferred Shares held by EREF-MID II, LLC. Hale Fund Management, LLC, is the general partner of Hale Capital Management, LP and exercises voting and investment power over the Series A Preferred Shares held by HCP-MID, LLC. Hale Fund Management, LLC is the manager of EREF-MID II, LLC and exercises investment and voting power over the Series A Preferred Shares held by EREF-MID II, LLC. Mr. Hale is the sole owner and Chief Executive Officer of Hale Fund Management, LLC.

(12)	Includes 7,112,952 common shares and 375,000 common shares issuable upon the exercise of options within 60 days of April 18, 2013.

(13)	Includes 20,000,000 common shares issuable upon the conversion of 20,000,000 Series A Preferred Shares within 60 days of April 18, 2013.

(14)	Includes 12,432,433 common shares issuable upon the conversion of 12,432,433 Series A Preferred Shares within 60 days of April 18, 2013.

(15)	Includes (i) 6,127,310 common shares, (ii) 5,405,405 common shares issuable upon the conversion of 5,405,405 Series A Preferred Shares within 60 days of the date of this Proxy Statement and (iii) 1,054,687 common shares issuable upon the exercise of warrants within 60 days of April 18, 2013.

We have no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTION AND DIRECTOR INDEPENDENCE

Other than Mr. Hale’s interest in the Series A Private Placement as described in this Proxy Statement under the heading “COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION”, there are no other material interests, direct or indirect, of current directors, director nominees, executive officers, or any shareholder who beneficially owns, directly or indirectly, more than 10% of the outstanding common shares, or any known associates or affiliates of such persons, in any transaction since the beginning of the Company’s last fiscal year or in any proposed transaction which has materially affected or would materially affect the Company and in which the amount involved exceeded US$120,000.

Review and Approval of the Series A Private Placement

The Audit Committee Charter sets forth that the Audit Committee shall review all related party transactions. In reviewing and approving the Series A Private Placement, the Audit Committee considered the relationship of Mr. Hale to the Board and the Company in determining that the terms of the Series A Private Placement were consistent with an arms-length transaction and were in the best interests of the Company and its shareholders. In making this determination, the Audit Committee considered the independence of the Company’s management and the Company’s counsel in negotiating the terms of the Series A Private Placement, the overall independence of the Board in reviewing and approving the terms of the Series A Private Placement, the conformity of the terms of the Series A Private Placement with similar deals in the industry and the needs of the Company in relation to funding its ongoing operations. The Audit Committee does not have a written policy regarding specific standards for the consideration of related party transaction, but instead relies upon the expertise of its members and their independence in making a determination that is in the best interests of the Company and its shareholders

OTHER

As disclosed above under the section titled “Executive Compensation”, we granted options to purchase common shares to our officers and directors under our 2008 Stock Option Plan during the year ended December 31, 2011 and to one director under the 2008 Stock Option Plan during the year ended December 31, 2012.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF AUDITOR and

AUTHORIZATION TO FIX REMUNERATION OF AUDITOR

WHAT AM I VOTING ON?

The Audit Committee has selected KPMG LLP to be its independent registered accounting firm for the fiscal year ending December 31, 2013.

This proposal seeks ratification of the appointment of KPMG LLP and seeks authorization for the Board to fix the remuneration to be paid to KPMG LLP.

Representatives of KPMG LLP are expected to be present at the Meeting to respond to appropriate questions and to make such statements as they may desire.

The Board recommends a vote FOR the ratification of the appointment of KPMG LLP and authorization to fix the remuneration to be paid to KPMG LLP.

INFORMATION ON INDEPENDENT REGISTERED ACCOUNTING FIRM

KPMG LLP, Chartered Accountants, was first appointed auditor of the Company on March 3, 1998. Unless otherwise instructed, the proxies given to management pursuant to this solicitation will be voted for the reappointment of KPMG LLP, Chartered Accountants, as auditor of the Company to hold office until the close of the next annual general meeting of the Company, at a remuneration to be fixed by the directors of the Company.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

	Year ended December 31, 2012 ($)	Year ended December 31, 2011 ($)
Audit Fees	313,000	276,000
Audit Related Fees	Nil	Nil
Tax Fees	89,559	122,708
All Other Fees	Nil	Nil

“Audit Fees” are the aggregate fees billed by KPMG LLP for the audit of the Company’s annual financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements.

“Audit Related Fees” are fees billed by KPMG LLP for professional services.

“Tax Fees” are fees for professional services rendered by KPMG LLP for tax compliance, tax advice on actual or contemplated transactions.

“All Other Fees” consist of fees for product and services other than the services reported above.

POLICY ON PRE-APPROVAL BY AUDIT COMMITTEE OF SERVICES PERFORMED BY INDEPENDENT AUDITORS

Our Audit Committee pre-approves all services provided by our independent accountant.

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES GRANTING THE SERIES A PREFERRED SHAREHOLDERS THE RIGHT TO NOMINATE AND ELECT A DIRECTOR TO THE BOARD

WHAT AM I VOTING ON?

Background

At our May 11, 2012 annual general and special meeting of our Shareholders, our Shareholders approved a proposal allowing us to amend our Articles to create a class of Preferred Shares without par value and without a maximum authorized number, issuable in series (the “Preferred Shares”). The amendment consisted of the creation of a class of Preferred Shares and the addition of special rights and restrictions in the Articles which provided the Board with the authority to alter the Articles to create a series of Preferred Shares and to set the specific terms, rate of dividends, special rights and restrictions of any series of the Preferred Shares, without further shareholder approval.

In connection with this authority, on December 13, 2012, we closed the Series A Private Placement in which we issued an aggregate 37,837,838 Series A Preferred Shares to the Purchasers. In connection with the Series A Private Placement, the Board amended our Articles by filing a Notice of Alteration with the British Columbia Registry of Corporations. The amended Articles authorized the Series A Preferred Shares in our capital with certain terms and conditions.

Subject to the approval of a special majority of the holders of our common shares at the Meeting, Section 26.2(4)(a) and Section 26.2(4)(c) of our Articles grant the holders of the Series A Preferred Shares the right to: (i) nominate and elect, voting as a separate class, one (1) director nominee for election to the Board at each annual or special meeting of our Shareholders or action by written consent of our Shareholders at which directors will be elected; and (ii) in the event the size of the Board is increased beyond seven (7) members, for each member of the Board beyond seven (7) members designate one (1) additional director nominee for election or appointment as a director.

Vote required to approve this Proposal

The proposal will be approved if 2/3 of the votes cast by holders of common shares are cast in favor of the proposal.

Consequences of approval of this Proposal

If the proposal is approved, then one of the Board’s seven (7) seats being voted on at the Meeting will become a separately designated Preferred Holder Director seat, which will only be subject to nomination and election by the Preferred Shares, voting as a class. Holders of our common shares will no longer be able nominate or vote for the election of this Preferred Holder Director. Mr. Klein as the nominee of the preferred governance majority under the Side Letter, will be the initial Preferred Holder Director, assuming he is duly elected at this Meeting. Subsequently, the Preferred Shares will have a right to nominate and elect the Preferred Holder Director.

Additionally, if the size of the Board is ever increased beyond seven (7) directors, the Preferred Shares will automatically receive the right to designate an additional separately designated Preferred Holder Director to the Board, for a total of two (2) Preferred Holder Directors. The additional Preferred Holder Director will only be subject to nomination and election by the Preferred Shares voting as a class.

Further, as approval of this proposal will create special rights for the Preferred Shares, any subsequent proposal to alter or remove such rights of the Preferred Shares may not be approved by the common shares alone or the Shares, but must be approved by the Preferred Shares voting as a separate class. Therefore, holders of the common shares will not be able to undo these rights without approval of Shareholders voting the Preferred Shares.

Consequences of a failure to approve this Proposal

If this proposal is not approved, a separately designated Preferred Holder Director will not be created and the seventh seat on the Board will remain a regular director seat subject to nomination by the Board or shareholders and election by the Shares. Mr. Klein will continue as a regular director, assuming he is duly elected at this Meeting.

If this proposal is not approved, in accordance with the terms of the Side Letter, we will be required to seek Shareholder approval for this Proposal at each subsequent annual or special meeting of our Shareholders until our Shareholders adopt this proposal.

The full text of Part 26 of the Articles is set forth as Schedule “A” to this Proxy Statement.

In certain situations, issuance of a series of Preferred Shares could hinder the ability of a third-party to take control of the Company. The Preferred Shares were not used as an anti-takeover mechanism.

Pursuant to our Articles, the approval of Sections 26.2(4)(a) and 26.2(4)(c) of the Articles requires special separate resolutions of the holders of common shares.

Accordingly, holders of our common shares will be asked to approve the special resolutions attached as Schedule “B” hereto in order approve Sections 26.2(4)(a) and 26.2(4)(c) of our Articles.

The Board recommends a vote FOR the amendment to our Articles permitting the holders of the Series A Preferred Shares, voting as a separate class, to nominate a director to the Board, and in the event the Board is increased beyond seven (7) members, for each member of the Board beyond seven (7) members, to designate one (1) additional director nominee for election or appointment as a director.

PROPOSAL 5 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES GRANTING THE SERIES A PREFERRRED SHAREHOLDERS PREFERENTIAL GOVERNANCE RIGHTS AND NOMINATION RIGHTS IN THE EVENT THAT WE DO NOT REDEEM THE SERIES A PREFERRED SHARES

WHAT AM I VOTING ON?

Background

In connection with the Series A Private Placement, we amended the Articles to grant the holders of the Series A Preferred Shares preferential corporate governance and nomination rights in the event we fail to redeem the Series A Preferred Shares.

Sections 26.7(1) and 26.7(2) of the Articles provide that either the holders of the Series A Preferred Shares or we may elect to redeem the Series A Preferred Shares on December 13, 2017 at a redemption price of $1.85 per share. In the event that we are unable to redeem the Series A Preferred Shares within 30 days after a demand for redemption by a holder of the Series A Preferred Shares and we have not completed a liquidation event (excluding a voluntary or involuntary liquidation, dissolution or winding-up of our affairs) prior to the five years from issuance of the Series A Preferred Shares, then we are required to distribute all of the legal available funds to the holders of the Series A Preferred Shares and repay any remaining amounts in equal quarterly payments for the period of two (2) years from the date on which redemption is demanded, and we shall engage at our expense an investment banker to assist and facilitate any transaction or capital raise and such redemption plan must be completed within 180 days of December 13, 2017.

In addition to the redemption rights as described above, if we are unable to redeem any Series A Preferred Shares two (2) years after a demand for redemption, then, subject to the approval of the majority of the holders of our common shares at the Meeting of this proposal, Section 26.7(3) of the Articles grants the holders of the Series A Preferred Shares the right to (i) voting as a single class (to the exclusion of the holders of all other securities and classes of our capital stock), vote to elect a majority of our Board, and (ii) in the event that our Articles do not permit the holders of Series A Preferred Shares to elect a majority of our Board, holders of Series A Preferred Shares may sell, as may be permitted by applicable law, on our behalf, our assets, in such holders’ discretion, that are sufficient to redeem any Series A Preferred Shares.

Vote required approving this Proposal

The proposal will be approved if 2/3 of the votes cast by the holders of common shares are cast in favor of the proposal.

Consequences of a failure to approve this Proposal

If this proposal is not approved, in accordance with the terms of the Side Letter, we will be required to seek Shareholder approve for this Proposal at each subsequent annual or special meeting of our Shareholders until our Shareholders adopt this proposal.

Pursuant to our Articles, the approval of Section 26.7(3) of the Articles requires a special separate resolution of the holders of common shares.

Accordingly, holders of common shares will be asked to approve the special resolutions attached as Schedule “B” hereto in order to alter the Articles to approve Section 26.7(3) of the Articles.

The Board recommends a vote FOR the approval of the amendment to the our Articles permitting the holders of the Series A Preferred Shares preferential governance and nomination rights in the event we do not redeem the Series A Preferred Shares.

PROPOSAL 6 – ADOPTION OF THE 2013 STOCK AND INCENTIVE PLAN

WHAT AM I VOTING ON?

Background

On April 18, 2013, the Board of Directors approved the 2013 Stock and Incentive Plan, subject to our Shareholders’ approval at the Meeting. As to future grants of stock options, the 2013 Stock and Incentive Plan is designed to replace the 2008 Stock Option Plan. The purpose of the 2013 Stock and Incentive Plan is to promote our interests and our Shareholders’ interests by aiding us in attracting and retaining employees, officers, consultants, advisors and non-employee directors capable of assuring the future success of our Company, to offer such persons incentives to put forth maximum efforts for the success of our business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in our Company, thereby aligning the interests of such persons with our Shareholders.

If approved, the 2013 Stock and Incentive Plan is intended to replace our 2008 Stock Option Plan. As of April 18, 2013, there were 10,168,334 common shares (or 8% of the total number of issued and outstanding common shares) issuable under issued and outstanding options under our 2008 Stock Option Plan.

The Board of Directors believes that the following factors should be considered in connection with the adoption of the 2013 Stock and Incentive Plan:

•	Equity compensation remains a key component of a competitive compensation package in our industry and we believe it effectively rewards employees for the success of our Company over time.

•	The 2013 Stock and Incentive Plan would enable us in addition to granting stock options, the flexibility to grant other forms of equity incentives, such as restricted stock, restricted stock units and other stock-based awards.

•	The Compensation Committee is designated as the body responsible for the administration of the 2013 Stock and Incentive Plan and generally has broad authority to determine the recipients of awards and the terms and conditions of such awards.

The following is a brief summary of the material terms of the 2013 Stock and Incentive Plan. This summary is qualified in its entirety by the full text of the 2013 Stock and Incentive Plan which is set out in Schedule “C” of this Proxy Statement.

Description of the 2013 Stock and Incentive Plan

Effective Date

The Plan was adopted by the Board on April 18, 2013. The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on June 20, 2013, and the Plan shall be effective as of the date of such shareholder approval. On and after shareholder approval of the Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.

Eligibility

The 2013 Stock and Incentive Plan is available to any employee, officer, non-employee director, consultant, independent contractor or advisor providing services to our Company that is designated to receive an award under the 2013 Stock and Incentive Plan as determined by the Compensation Committee in its sole discretion. As of April 18, 2013, we had 34 employees, 3 officers, and 5 non-employee directors. Any combination of which are eligible to be designated to receive an award under the 2013 Stock and Incentive Plan as determined by the Compensation Committee in its sole discretion.

Number of shares reserved for issuance under the 2013 Stock and Incentive Plan

The Board of Directors fixed the aggregate number of our common shares issuable under all awards (“Award” or “Awards”) under the 2013 Stock and Incentive Plan at 16,628,914 (“Award Cap”), which is equivalent to 10% of the Company’s common shares outstanding plus Series A Preferred Shares outstanding as of April 18, 2013.  The number of common shares issuable for Awards made under the 2008 Stock Option Plan is deducted from the Award Cap. The Award Cap represents the maximum number of shares issuable under both plans. Subject to Shareholder approval of the 2013 Stock and Incentive Plan, the 2008 Stock Option Plan will cease to be available for the granting of new stock options.

Limitation on the Issuance in light of the rights of the Series A Preferred Shareholders

No common shares may be issued pursuant to any award granted under the 2013 Stock and Incentive Plan for consideration that is less than the conversion price applicable to the Series A Preferred Shares if such issuance would violate Part 26 of our Articles.

Administration

The 2013 Stock and Incentive Plan shall be administered by the Compensation Committee. Subject to the express provisions of the 2013 Stock and Incentive Plan and to applicable law, the Compensation Committee has the full power and authority to: (i) designate participants (the “Participants”) in the 2013 Stock and Incentive Plan; (ii) determine the type or types of awards to be granted to each Participant under the 2013 Stock and Incentive Plan; (iii) determine the number of common shares to be covered by each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, common shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, common shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the 2013 Stock and Incentive Plan shall be deferred either automatically or at the election of the holder thereof or the Compensation Committee; (ix)  interpret and administer the 2013 Stock and Incentive Plan and any instrument or agreement, including an Award Agreement, relating to the 2013 Stock and Incentive Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2013 Stock and Incentive Plan; (xi) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2013 Stock and Incentive Plan; and (xii) adopt such modifications, rules, procedures and sub-plans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an affiliate may operate.

Stock Options

Stock Options granted under the 2013 Stock and Incentive Plan may be either “incentive stock options” or non-qualified stock options. The exercise price of a stock option granted under the 2013 Stock and Incentive Plan will be determined by the Compensation Committee at the time the option is granted, but the exercise price may not be less than 100% of the fair market value of our common shares on the date of grant of such option. The Compensation Committee may designate an exercise price below the fair market value on an option grant date if the option is granted in substitution for a stock option previously granted by an entity that is acquired or merged with our Company or an affiliate of our Company.

Stock Appreciation Rights

The 2013 Stock and Incentive Plan provides that the Compensation Committee may, from time to time and in its sole discretion, grant awards of stock appreciation rights. A stock appreciation right granted under the 2013 Stock and Incentive Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the fair market value of a common share on the date of exercise over (ii) the grant price of the stock appreciation right as specified by the Compensation Committee, which price shall not be less than 100% of the fair market value of one common share on the date of the grant of the stock appreciation right.

Restricted Stock and Restricted Stock Units

The Compensation Committee is authorized to grant an Award of Restricted Stock and Restricted Stock Units to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the 2013 Stock and Incentive Plan as the Compensation Committee shall determine:

(i)	Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Compensation Committee may impose (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Compensation Committee may deem appropriate.

(ii)	Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Compensation Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)	Forfeiture. Except as otherwise determined by the Compensation Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Compensation Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by such Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Compensation Committee may waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units (e.g., in the event of the participant’s death, disability or retirement).

Amendments

The Board may from time to time amend, suspend or terminate the 2013 Stock and Incentive Plan, and the Compensation Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may, except as expressly provided in the 2013 Stock and Incentive Plan, or with the written consent of the participant or holder thereof, adversely alter or impair the terms or conditions of the Award previously granted to a participant under the 2013 Stock and Incentive Plan. Any amendment to the 2013 Stock and Incentive Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the 2013 Stock and Incentive Plan, and the Compensation Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of our Shareholders in order to:

(i)	amend the eligibility for, and limitations or conditions imposed upon, participation in the 2013 Stock and Incentive Plan;

(ii)	amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)	add or amend any terms relating to the provision of financial assistance to Participants or resulting in Participants receiving securities of the Company while no cash consideration is received by the Company;

(iv)	make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to avoid any adverse tax results under Section 409A, and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or

(v)	amend any terms relating to the administration of the 2013 Stock and Incentive Plan, including the terms of any administrative guidelines or other rules related to the 2013 Stock and Incentive Plan.

Certain amendments under the 2013 Stock and Incentive Plan may not be made without Shareholder approval, and these include: (i) amendments that require shareholder approval under the rules or regulations of the SEC, the NYSE MKT LLC, the Toronto Stock Exchange, the TSX Venture Exchange or any other securities exchange that is applicable to the Company; (ii) amendments that increase the number of shares authorized under the 2013 Stock and Incentive Plan as specified in Section 4(d) of the 2013 Stock and Incentive Plan; (iii) amendments that modify the limitations contained in Section 4(d) of the 2013 Stock and Incentive Plan; (iv) amendments that permit repricing of options or stock appreciation rights, which is currently prohibited by Section 6(f)(vii) of the 2013 Stock and Incentive Plan; (v) amendments that permit the award of options or stock appreciation rights at a price less than 100% of the fair market value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of 6(a)(i) and Section 6(b) of the 2013 Stock and Incentive Plan; or (vi) amendments that cause our Company to be unable to grant incentive stock options under the 2013 Stock and Incentive Plan, or would cause Section 162(m) to become unavailable with respect to the 2013 Stock and Incentive Plan.

Performance Awards

The Compensation Committee is authorized to grant performance awards that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the United States Internal Revenue Code of 1986, as amended (“Section 162(m)”). A performance award (“Performance Award”) granted under the 2013 Stock and Incentive Plan (i) may be denominated or payable in cash, shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective performance goals during such performance periods as the Compensation Committee shall establish. Subject to the terms of the 2013 Stock and Incentive Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Compensation Committee. Performance Awards shall be conditioned solely on the achievement of one or more objective performance goals established by the Compensation Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m).

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO THE 2013 STOCK AND INCENTIVE PLAN

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2013 Stock and Incentive Plan.

Grant of Options and SARs. The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options. Upon the exercise of an incentive stock option, no taxable income is realized by the optionee for purposes of regular income tax. However, the optionee may be required to recognize income for purposes of the alternative minimum tax (“AMT”). If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) our Company will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) our Company will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by our Company.

Exercise of Non-Qualified Stock Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and our Company generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and generally are deductible by our Company.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to our Company in connection with the disposition of shares acquired under a non-qualified stock option or SAR.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, which are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture, will also, be taxed as ordinary income. Our Company will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents. Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. our Company will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and other performance awards paid under the 2013 Stock and Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, our Company generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2013 Stock and Incentive Plan. Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s other three most highly compensated executive officers (excluding the chief financial officer). However, “qualified performance-based qualified compensation” is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant to any performance period, must be approved by a majority of the corporation’s shareholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

Delivery of Shares for Tax Obligation. Under the 2013 Stock and Incentive Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.

Section 409A of the Internal Revenue Code. The Committee will administer and interpret the 2013 Stock and Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2013 Stock and Incentive Plan or any award agreement would result in such adverse consequences, the Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2013 Stock and Incentive Plan.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified option, an incentive stock option (for purposes of the AMT only), an SAR or a restricted stock unit, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Internal Revenue Code if the recipient has had a non-exempt acquisition of shares of our Company stock within the six months prior to the exercise, payout or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period unless a special election is made by the recipient pursuant to Section 83(b) of the Internal Revenue Code to recognize income as of the date the shares are received.

The Board recommends a vote FOR the adoption of the 2013 Stock and Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following summary information is presented for the 2008 Stock Option Plan as of December 31, 2012.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved By Security Holders	7,817,501	$1.35	2,961,868
Equity Compensation Plans Not Approved By Security Holders	Not Applicable	Not Applicable	Not Applicable

OTHER MATTERS

Management of the Company knows of no other matters to come before the Meeting other than as set forth above and in the Notice of Meeting. Should any other matters properly come before the Meeting, the shares represented by the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the person voting by proxy.

ADDITIONAL INFORMATION

FINANCIAL STATEMENTS

The audited annual financial statements of Midway for the year ended December 31, 2012 will be placed before you at the Meeting. Financial information about Midway is provided in such financial statements and in the associated management’s discussion and analysis. You may also access our disclosure documents through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com or on the U.S. Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov/edgar.html or the Company’s website at www.midwaygold.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 20, 2013

Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each Shareholder of record. This Proxy Statement and the 2012 Annual Report on Form 10-K can be accessed on our website at www.midwaygold.com.

At the written request of any Shareholder who owns common shares on the record date, we will provide to such Shareholder, without charge, a paper copy of our 2012 Annual Report on Form 10-K as filed with securities regulatory authorities, including the financial statements, but not including exhibits. If requested, we will provide copies of the exhibits for a reasonable fee.

Requests for paper copies of the 2012 Annual Report on Form 10-K, the audited annual financial statements and/or the associated management discussion and analysis should be mailed to Suite 280, 8310 South Valley Highway, Englewood, Colorado 80112, Attention: Corporate Secretary.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in next year’s 2014 proxy statement, Shareholder proposals must be submitted in writing to the Corporate Secretary at Midway Gold Corp., Suite 280, 8310 South Valley Highway, Englewood, Colorado 80112 - telephone (720) 979-0900; fax (720) 979-0898, and received no later than March 14, 2014. Similarly, Shareholder proposals not submitted for inclusion in the proxy statement and received after March 28, 2014 will be considered untimely pursuant to Rule 14a-5(e)(2) of the Securities and Exchange Act of 1934, as amended.

BOARD APPROVAL

The contents of this Proxy Statement have been approved and its mailing has been authorized by the Board of the Company.

DATED at Vancouver, British Columbia, this 18th day of April, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

MIDWAY GOLD CORP.

“Kenneth A. Brunk”

Chairman, President, Chief Executive Officer and Director

SCHEDULE “A”

PART 26

SPECIAL RIGHTS AND RESTRICTIONS

ATTACHED TO PREFERRED SHARES

The special rights and restrictions of the Series A Preferred Shares (as defined in Section 26.1 below) are as set out below.

26.1	Interpretation

(1)	Definitions

For purposes of this Part 26:

(t)	“Preferred Governance Majority” means Initial Purchaser until such time as HCP-MID, LLC., INV-MID, LLC. and EREF-MID II, LLC no longer hold in the aggregate at least 7,567,568 shares of Series A Preferred Shares at which time the Preferred Governance Majority shall mean the holders of the majority of the then issued and outstanding Series A Preferred Shares until such time as the Preferred Holders no longer hold at least 7,567,568 shares of Series A Preferred Shares, at which point in time, there shall no longer be a Preferred Governance Majority and the rights in Section 26.2(4) shall be of no further force or validity.

(u)	“Preferred Holders” means, at any time, the holders of Series A Preferred Shares. (v) “Preferred Super Majority” means Initial Purchaser until such time as HCP-MID, LLC., INV-MID, LLC. and EREF-MID II, LLC no longer hold in the aggregate at least 3,783,784 shares of Series A Preferred Shares at which time the Preferred Super Majority shall mean the holders of the majority of the then issued and outstanding Series A Preferred Shares.

(2)	Consent of Preferred Super Majority

For purposes of these Series A Preferred Share provisions, where an action is to be taken by the Preferred Super Majority, in addition to the requirements of applicable law, if any, such action may be taken if the Preferred Super Majority:

(a)	agree in writing; or

(b)	pass a resolution to such effect at a duly constituted meeting of Preferred Holders, voting as a single class.

26.2	Voting Rights

(1)	Entitlement to Vote

Each holder of Series A Preferred Shares is entitled to receive notice of and to attend all meetings of shareholders of the Company and to vote at such meetings, except meetings at which only holders of a specified class or series of shares (other than Series A Preferred Shares) are entitled to vote. Except as otherwise required by law or these Articles, the holders of the Series A Preferred Shares and the Common Shares will vote together as a single class.

(2)	Number of Votes

Each Series A Preferred Share entitles the Preferred Holder to the number of votes per share equal to the number of Common Shares into which such Series A Preferred Share is convertible pursuant to these Series A Preferred Share provisions as of the record date for the determination of shareholders entitled to vote on such matter, or if no record date is established, the date such vote is taken or any written consent of shareholders is solicited.

(3)	Series Voting

The Company shall not, either directly or indirectly by amendment, amalgamation, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the Preferred Super Majority, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series:

(a)	create a new class or series of shares equal or superior to the shares of such class;

(b)	redeem or repurchase any shares of the Company except for purchases at cost upon termination of employment;

(c)	a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

(d)	change the special rights or restrictions attached to the Series A Preferred Shares;

(e)	amend or repeal of any provision of the Company's Notice of Articles or Articles in a manner adverse to the holders of Series A Preferred Shares; or

(f)	issue any additional Common Shares or Securities Equivalents for Consideration Per Share that is less than the Conversion Price applicable to the Series A Preferred Shares; provided however the Preferred Super Majority shall not be entitled to a vote with respect to any of the following:

(i)	Common Shares pursuant to a Stock Split;

(ii)	securities issued upon exercise, conversion or exchange of existing and outstanding Securities Equivalents on the date hereof;

(iii)	options to acquire Common Shares (and Common Shares issuable upon exercise of such options) issued in accordance with any employee incentive stock option plan, or any amendment to a stock option plan, of the Company approved by the shareholders of the Company for the Company's management, directors and employees where the exercise price or conversion price of such Options is below the Conversion Price, but is not less than the Closing Price of the Common Shares at the time of such grant or issuance; provided, further, that the aggregate of such grants, issuances or sales per calendar year shall not exceed five percent (5%) of the issued and outstanding shares of Common Shares as of December 31 of such calendar year;

(iv)	Common Shares issued for the purpose of redeeming in full the Series A Preferred Shares in cash; or

(v)	up to a maximum of 756,757 Common Shares to be used exclusively for real property acquisitions, including by way of a joint venture.

(4)	Series Director

(a)	Subject to Article 26.8, the Preferred Governance Majority shall have the right to nominate one (1) director nominee for election to the Board to be elected by the Preferred Holders, voting as a separate series (the “Preferred Holder Director”) at each annual or special meeting of shareholders of the Company or action by written consent of shareholders at which directors will be elected. The Preferred Holder Director shall be qualified to serve as a director of the Company. Each Preferred Holder Director elected shall be a member of the Board until the next annual shareholders meeting or until such Preferred Holder Director ceases to hold office by reason of death, resignation, removal or disqualification.

(b)	Subject to paragraph (a), any vacancy created by the death, resignation, removal or disqualification of any Preferred Holder Director shall only be filled by an eligible person nominated by the Preferred Governance Majority unless the Preferred Governance Majority agrees otherwise. I£ a person designated by the Preferred Governance Majority to be a Preferred Holder Director is not a Preferred Holder Director because of such person's death, disability, disqualification, withdrawal as a Preferred Holder Director or is for any other reason unavailable or unable to serve on the Board, the Preferred Governance Majority shall be entitled to promptly designate another person to be a Preferred Holder Director and such vacancy shall not be filled prior to the designation of an individual by the Preferred Governance Majority. The Preferred Holder Director may resign from the Board at any time without notice. I£ the position of Preferred Holder Director is vacant and the Preferred Governance Majority designates a person for a Preferred Holder Director, the Board shall appoint such person to the Board as the Preferred Holder Director to serve on the Board until his or her term expires at the next annual shareholders meeting.

(c)	Subject to Article 26.8, in the event the size of the Board is increased beyond seven (7) members, for each member of the Board beyond seven (7) members, the Preferred Governance Majority shall have the right to designate one (1) additional director nominee for election or appointment as a Director such that increases to the Board beyond seven (7) members shall occur in increments of two (2) where one of the new Directors shall be a nominee designated by the Preferred Governance Majority.

26.3	Dividends

(1)	Entitlement to Dividends

(a)	On a quarterly basis, the Preferred Holders are entitled to receive, for each Series A Preferred Share, out of the funds legally available for the payment of dividends, an annual, cumulative, preferential dividend equal to 8% of the applicable Initial Price, compounded monthly (the “Preferred Dividend”). Dividends shall be payable, either, at the election of the Company, (i) in Common Shares (which shall be valued as the Closing Price of a Common Share on the NYSE MKT on the trading day immediately before the dividend is paid), but only if the receipt of the applicable Common Shares by such Preferred Holder shall be deemed an exempt purchase pursuant to Section 16(b) of the Exchange Act, or (ii) following notice to each Holder, in cash by wire transfer of immediately available funds. Payment of the Preferred Dividend shall begin on April 1, 2013 (and include all accrued but unpaid dividends beginning on December 13 , 2012) and thereafter shall be paid on the first business day of each following quarter, beginning on July 2, 2013, subject to the deduction or withholding of any taxes required to be deducted or withheld under applicable tax laws, rules or regulations.

(b)	The dividends to which a Preferred Holder is entitled accrue, in respect of each Series A Preferred Share, daily as of the date such Series A Preferred Share is issued. Dividends accrue whether or not they are declared by the Board of Directors.

(2)	Priority of Dividends

No dividend or other distribution will be paid, declared or set apart for payment in respect of any Common Shares or shares of any other class ranking junior to the Series A Preferred Shares in respect of dividends unless the Preferred Holders have been paid in full all accrued but unpaid dividends to which they are entitled and the Series A Preferred Shares shall rank senior to each class of shares that is created before or after it as long as it is outstanding. No dividend or other distribution greater than the Preferred Dividend (other than a stock dividend giving rise to an adjustment under Section 26.6(2) will be paid, declared or set apart for payment in respect of any Common Shares or shares of any other class ranking junior to the Series A Preferred Shares in respect of dividends (and the Series A Preferred Shares are deemed to rank senior to each class of shares that is created before it).

26.5	Conversion

(1)	Optional Conversion Rights

The Series A Preferred Shares are convertible, at any time and from time to time, at the option of the Preferred Holder and without payment of additional consideration, into Common Shares.

(2)	Conversion Rate

The number of Common Shares into which each Series A Preferred Share is convertible is equal to the quotient obtained by dividing the Initial Price applicable to such Series A Preferred Share by the Conversion Price applicable to such Series A Preferred Share, as adjusted from time to time in accordance with Article 26.6.

(3)	Mandatory Conversion

If at any time after December 13, 2013, (i) the Weighted Average Price of the Common Shares exceeds the Mandatory Conversion Price on each Trading Day during the twenty (20) consecutive Trading Days immediately prior to both the delivery of an applicable Mandatory Conversion Notice and the applicable Mandatory Conversion Date, and (ii) all the Equity Conditions are satisfied (or waived by the Preferred Holders) as of both the applicable Mandatory Conversion Notice Date and the applicable Mandatory Conversion Date, the Company may require each Preferred Holder to convert all, or any whole number, of Preferred Shares equal to the product of (i) the aggregate Preferred Shares which the Company has elected to cause to be converted pursuant to this Section 26.5(3), multiplied by (ii) such holder's pro rata amount, in each case as designated in the applicable Mandatory Conversion Notice into fully paid, validly issued and non-assessable shares of Common Shares (rounded to the nearest whole share) in accordance with this Section 26.5(3) at the Conversion Price (a “Mandatory Conversion”) The Company will cause its transfer agent to issue each Preferred Holder of record on the Mandatory Conversion Date the number of Common Shares into which that Permitted Number of the Series A Preferred Shares is convertible at the address of record for such Preferred Holder. Upon such issuance, the certificates representing the Series A Preferred Shares so converted shall be null and void. The Company may effect only one (1) Mandatory Conversion during any thirty (30) calendar day period.

(4)	Time of Conversion

Conversion is deemed to be effected (a) in the case of an optional conversion pursuant to Section 26.5(1), immediately prior to the close of business on the Conversion Date or (b) in the case of a Mandatory Conversion as of the Mandatory Conversion Date.

(5)	Effect of Conversion

Upon the conversion of the Series A Preferred Shares at the time provided for in Section 26.5(4):

(a)	the rights of a Preferred Holder as a holder of the converted Series A Preferred Shares cease; and

(b)	each person in whose name any certificate for Common Shares is issuable upon such conversion is deemed to have become the holder of record of such Common Shares.

(6)	Mechanics of Conversion

(a)	To exercise optional conversion rights under Section 26.5(1), a Preferred Holder must:

(i)	give written notice to the Company at its principal office or the office of any transfer agent for the Common Shares:

(A)	stating that the Preferred Holder elects to convert Series A Preferred Shares and the number of Series A Preferred Shares to be so converted; and providing the name or names (with address or addresses) in which the certificate or certificates for Common Shares issuable upon such conversion are to be issued; and

(ii)	where the Common Shares are to be registered in the name of a person other than the Preferred Holder, provide evidence to the Company of proper assignment and transfer of the surrendered certificates to the Company, including evidence of compliance with applicable securities laws and any applicable shareholder agreement in respect of the Company.

(b)	Within 3 Trading Days after the Conversion Date or on the Mandatory Conversion Date, as applicable, the Company will issue and deliver to the Preferred Holder a certificate or certificates in such denominations as such Preferred Holder requests for the number of full Common Shares issuable upon the conversion of such Series A Preferred Shares, together with cash in respect of any fractional Common Shares issuable upon such conversion in accordance with paragraph (7). If the Company shall fail for any reason or for no reason to issue to the Preferred Holder within 3 days after the Conversion Date or Mandatory Conversion Date, and if on or after such Business Day such Preferred Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by such Preferred Holder of such Common Shares that the holder anticipated receiving without legend from the Company (a (“Buy-In”), then the Company shall, within three (3) business days after such Preferred Holder's request and in such Preferred Holder's discretion, either (i) pay cash to such Preferred Holder in an amount equal to such Preferred Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”) at which point the Company's obligation to deliver such Common Shares shall terminate, or (ii) promptly honor its obligation to deliver to the holder such Common Shares as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the Closing Price on the date of the occurrence of any of clauses (i) through (ii), as applicable. “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on the Principal Eligible Market, the closing bid price per share of the Common Shares for such date (or the nearest preceding date) on the Principal Eligible Market; (b) if the Common Shares are then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Shares for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Shares are then listed or quoted; or (c) in all other cases, the Fair Market Value.

(c)	If some but not all of the Series A Preferred Shares represented by a certificate or certificates surrendered by a Preferred Holder are converted, the Company will execute and deliver to or on the order of the Preferred Holder within three (3) days, at the expense of the Company, a new certificate representing the number of Series A Preferred Shares that were not converted.

(d)	The Company will pay any documentary, stamp, or similar issue or transfer tax due to the issue of the Common Shares upon conversion, unless the tax is the direct result of the request of a Holder that the Common Shares be issued in a name other than the Holder.

(7)	Fractional Shares

No fractional Common Shares will be issued upon conversion of Series A Preferred Shares. Instead of any fractional Common Shares that would otherwise be issuable upon conversion of Series A Preferred Shares, the Company will pay to the Preferred Holder a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per Common Share (as determined in a manner reasonably prescribed by the Board of Directors) at the time of conversion, but no such payment is required if the Board of Directors determines that the value of one Common Share is less than $100.

26.6	Conversion Price

(1)	Initial Conversion Price

The initial Conversion Price for a Series A Preferred Share is equal to the Initial Price for such Series A Preferred Share and remains in effect until it is adjusted in accordance with the other provisions of this Article 26.6.

(2)	Adjustments for Stock Splits

After the Issuance Date in respect of the Series A Preferred Shares, the Conversion Price is adjusted upon a Stock Split, automatically and simultaneously with the Stock Split, such that the Conversion Price is equal to the product obtained by multiplying the Conversion Price immediately before the Stock Split by a fraction:

(a)	the numerator of which is the number of Common Shares outstanding immediately before the Stock Split; and

(b)	the denominator of which is the number of Common Shares outstanding immediately after the Stock Split.

(3)	Adjustments for Capital Reorganizations

If, following the Issuance Date in respect of the Series A Preferred Shares, the Common Shares are changed into the same or a different number of shares of any class or series of stock, whether by capital reorganization, reclassification or otherwise (other than in connection with a Liquidation Event), the Company will provide each Preferred Holder with the right to convert each Series A Preferred Share into the kind and amount of shares or other securities receivable upon such change that a holder of a number of Common Shares equal to the number of Common Shares into which such Series A Preferred Share was convertible immediately prior to the change is entitled to receive upon such change.

(4)	No Impairment

The Company will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under Article 26.5 or this Article 26.6, but will at all times in good faith assist in the carrying out of all the provisions of Article 26.5 and this Article 26.6 and in the taking of any action necessary or appropriate in order to protect the conversion rights of the Preferred Holders against impairment.

(5)	Certificate as to Adjustments

In each case of an adjustment or readjustment of the Conversion Price, the Company will promptly furnish each Preferred Holder with a certificate showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

(6)	Further Adjustment Provisions

If, at any time as a result of an adjustment made pursuant to this Article 26.6, a Preferred Holder becomes entitled to receive any shares or other securities of the Company other than Common Shares upon surrendering Series A Preferred Shares for conversion, the Conversion Price in respect of such other shares or securities will be adjusted after that time, and will be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Series A Preferred Shares contained in this Article 26.6, and the remaining provisions of these Series A Preferred Shares provisions apply on the same or similar terms to any such other shares or securities.

26.7	Redemption

(I)	Redemption

From and after the date which is five years from the Issuance Date of the Series A Preferred Shares (such date the “Redemption Date”), either (i) the Company or (ii) each holder of Series A Preferred Shares shall have the right, on demand, exercisable by 30 days' notice in writing, to redeem or to require the Company to redeem, out of funds lawfully available therefor, all or any portion of the Series A Preferred Shares held by the Preferred Holder making such demand, and upon the date specified in such notice (each such date, a “Scheduled Redemption Date”) the Company shall redeem the number of the Series A Preferred Shares with respect to which such demand has been given by paying to the Preferred Holder thereof the Series A Preferred Redemption Amount in cash for each such share (the “Aggregate Series A Preferred Redemption Amount”) on presentation and surrender of the certificate(s) for such Series A Preferred Shares. Upon receipt or delivery, as the case may be, of such notice, the Company shall provide written notice of such demand to every other holder of Series A Preferred Shares, if any, specifying the applicable Scheduled Redemption Date, and such other holders of Series A Preferred Shares may elect to exercise such holders' right to demand redemption of such holders' Series A Preferred Shares for the same Scheduled Redemption Date by delivery of written notice to the Company not less than five business days prior to such Scheduled Redemption Date. If the Company does not have sufficient funds legally available to redeem on any Scheduled Redemption Date all Series A Preferred Shares to be redeemed on such Scheduled Redemption Date, the Company shall redeem a pro rata portion of each holder's redeemable shares out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed (the “Remaining Shares”) as soon as practicable after the Company has funds legally available therefor. In the event less than all of the Series A Preferred Shares represented by a certificate are redeemed, a new certificate representing the remaining Series A Preferred Shares shall promptly be issued to such holder.

If the funds necessary to effect the redemption of any of the Series A Preferred Shares have been set aside so as to be available for payment on demand by the Preferred Holders, then, after the date so fixed for redemption, all rights and privileges in the Series A Preferred Shares so called for redemption, including the right to dividends thereon accruing after the date so fixed for redemption, shall cease except the right to be paid the Series A Preferred Redemption Amount for each such share.

(2)	Failure to Redeem

If the Company shall (i) not have completed a Liquidation Event (excluding a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company) prior to the Redemption Date and (ii) be prohibited from redeeming all Remaining Shares within 30 days after the exercise by the holder of Series A Preferred Shares of such holder's right to demand redemption, then in addition to all other remedies that may be available (a) the Company shall distribute all of the legal available funds to the holders of the Preferred Shares (the “Distributed Funds)”, and (b) (i) the Company shall repay the difference between the Aggregate Series A Redemption Amount and the Distributed Funds (the “Remaining Payment Amount”) in equal quarterly payments for the period of two (2) years from the Redemption Date, and (ii) the Company shall engage at its expense an investment banker (mutually acceptable to the Preferred Super Majority and the Company, each acting reasonably) to assist in facilitating any transaction or capital raise and such redemption plan must be completed within 180 days of the Redemption Date.

(3)	Further Failure to Redeem

Subject to Article 26.8, if after two (2) years from the Redemption Date the Company is unable to redeem all Remaining Shares, but provided the Preferred Holders continue to hold at least 7,567,568 shares of Series a Preferred Shares, then the Preferred Super Majority may, (i) provided it is permitted by the Articles of the Company, as amended, voting as a single class (to the exclusion of the holders of all other securities and classes of capital stock of the Company), vote to elect such number of additional directors which shall constitute a majority of the Company's Board of Directors, and the number of directors constituting the Company's Board of Directors shall automatically be increased as necessary, and (ii) in the event it is not permitted, the Preferred Super Majority may sell as may be permitted by applicable law, on behalf of the Company the assets of the Company, in its discretion, that are sufficient to redeem the Remaining Shares.

26.8	Pending Approval

Each of Sections 26.2(4)(a), 26.2(4)(c) and 26.7(3)(i) shall become effective upon Special Common Approval.

SCHEDULE “B”

SPECIAL RESOLUTIONS FOR ADOPTION OF SECTIONS

26.2(4)(a), 26.2(4)(c) AND 26.7(3) OF THE COMPANY’S ARTICLES

Preferred Shares Director Matter

RESOLVED, as a separate special resolution of the holders of the issued and outstanding common shares of the Company, that the adoption of Sections 26.2(4)(a) and 26.2(4)(c) of the Articles, permitting the holders of the Series A Preferred Shares, voting as a separate class, to nominate a director to the Board, and in the event the Board is increased beyond seven (7) members, for each member of the Board beyond seven (7) members, to designate one additional director nominee for each election or appointment as a director, are hereby consented to.

Preferred Shares Rights Matter

RESOLVED, as a separate special resolution of the holders of the issued and outstanding common shares of the Company, that the adoption of Section 26.7(3) of the Articles, granting the holders of the Series A Preferred Shares preferential governance and nomination rights if the Company fails to redeem the Series A Preferred Shares within two years after a demand for redemption by a holder, is hereby consented to.

SCHEDULE “C”

2013 STOCK AND INCENTIVE PLAN

Section 1.            Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2.            Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)            “Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company.

(b)            “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Dividend Equivalent granted under the Plan.

(c)            “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)            “Board” shall mean the Board of Directors of the Company.

(e)            “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)             “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m).

(g)            “Company” shall mean Midway Gold Corp., a Canadian corporation, and any successor corporation.

(h)            “Conversion Price” shall have the meaning ascribed to that term under Part 26 (titled “Special Rights and Restrictions Attached to Series A Preferred Shares”) of the Company’s Articles of Incorporation.

(i)             “Director” shall mean a member of the Board.

(j)             “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(k)            “Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate.

(l)             “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)           “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be the closing price of one Share as reported on the Toronto Stock Exchange, the TSX Venture Exchange, the AMEX Stock Exchange, and any successor securities exchange thereof, or any other securities exchange where the Shares are then listed on such date or, if the applicable securities exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading.

(n)           “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)           “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)            “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(q)           “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(r)            “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(s)           “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

•	economic value added (EVA);
•	sales or revenue;
•	costs or expenses;
•	net profit after tax;
•	gross profit;
•	income (including without limitation operating income, pre-tax income and income attributable to the Company);
•	cash flow (including without limitation free cash flow and cash flow from operating, investing or financing activities or any combination thereof);
•	earnings (including without limitation earnings before or after taxes, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales;
•	earnings per share (EPS) (basic or diluted);
•	earnings per share from continuing operations;
•	returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, revenue, sales, capital and net capital employed, total shareholder return (TSR) and total business return (TBR));
•	margins (including one or more of gross, operating and net income margin);
•	ratios (including one or more of price-to-earnings, debt-to-assets, debt-to-net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk);
•	budget comparisons;
•	unit volume;
•	stock price;
•	net working capital;
•	value creation;
•	market share;
•	market capitalization;
•	workforce satisfaction and diversity goals;
•	employee retention;
•	production metrics;
•	development;

•	implementation or completion of key projects;
•	strategic plan development and implementation.

Each such Performance Goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the exclusion of charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) foreign exchange gains and losses or an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect). To the extent that Section 162(m) or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining shareholder approval.

(t)            “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(u)            “Plan” shall mean the Midway Gold Corp. 2013 Stock and Incentive Plan, as amended from time to time.

(v)            “Prior Plan” shall mean the Midway Gold Corp. Stock Option Plan, adopted May 6, 2003, as amended from time to time.

(w)           “Prior Plan Awards” shall mean have the meaning ascribed to that term in Section 4(a).

(x)            “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(y)           “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(z)            “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(aa)          “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(bb)         “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(cc)          “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd)         “Share” or “Shares” shall mean common shares without par value in the capital of the Company (or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan), provided that such class is listed on a securities exchange.

(ee)          “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(ff)           “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.            Administration

(a)            Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (ix)  interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)           Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) or applicable corporate law.

(c)            Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or Section 162(m); and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors, to the extent required by applicable law or independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.

Section 4.            Shares Available for Awards

(a)            Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 16,628,914, less the number of Shares subject to all awards under the Prior Plan that are outstanding on June 20, 2013(“Prior Plan Awards”). Any Shares subject to Prior Plan Awards that, after June 20, 2013, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award (other than Shares described in Section 4(b)(i)-(iv) below) shall again be available for granting Awards under this Plan (and not the Prior Plan). Notwithstanding the foregoing, no Shares may be issued pursuant to any Award granted under this Plan for consideration that is less than the Conversion Price applicable to Series A Preferred Shares if such issuance would violate Part 26 (titled “Special Rights and Restrictions Attached to Series A Preferred Shares”) of the Company’s Articles of Incorporation.

(b)            Counting Shares. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For purposes of determining the number of Shares covered on the date of grant by a Stock Appreciation Right that is to be settled in Shares, the aggregate number of Shares with respect to which the Stock Appreciation Right is to be exercised shall be counted against the number of Shares available for Awards under the Plan (without regard to the number of actual Shares issued upon settlement). Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan. Notwithstanding anything to the contrary in this Section 4, the following Shares will not again become available for issuance under the Plan: (i) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (ii) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (iii) Shares covered by a Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (iv) Shares that are repurchased by the Company using Option exercise proceeds.

(c)            Adjustments.In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d)          Award Limitations Under the Plan.

(i)	Individual Limitation for Awards Denominated in Shares. No Eligible Person may be granted any Award or Awards denominated in Shares, for more than 4,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

(ii)	Individual Limitation for Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Performance Awards denominated in cash to any Participant in the aggregate in any taxable year shall be $3,000,000 in value, whether payable in cash, Shares or other property. This limitation contained in this Section 4(d)(ii) does not apply to any Award or Awards subject to the limitation contained in Section 4(d)(i). The limitation contained in this Section 4(d)(ii) shall apply only with respect to any Award or Awards granted under this Plan, and limitations on awards granted under any other shareholder-approved incentive plan maintained by the Company will be governed solely by the terms of such other plan.

(iii)	TSX-V Limitations. While the Company’s shares are listed on the TSX-V:

(A)	No more than 5% of the issued Shares of the Company may be granted to any one Eligible Person in any 12 month period (unless the Company has obtained disinterested shareholder approval);

(B)	No more than 2% of the issued Shares of the Company may be granted to any one consultant in any 12 month period; and

(C)	No more than an aggregate of 2% of the issued Shares of the Company may be granted to all employees conducting investor relations activities, in any 12 month period.

(iv)	TSX Limitations. While the Company’s shares are listed on the TSX, the number of the Company’s Shares issued to insiders of the Company, within any one-year period, and issuable to insiders of the Company, at any time, under the Plan, or when combined with all of the Company’s other security-based compensation arrangements, shall not exceed 10% of the Company's total issued and outstanding securities, respectively.

Section 5.            Eligibility

Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.            Awards

(a)          Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)	Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the date of grant, but shall not be longer than 10 years from the date of grant. Notwithstanding the foregoing, if an Eligible Person’s service with the Company and all Affiliates terminates for any reason during the term, then the Eligible Person’s Option shall expire on the earlier of the following dates:

(A)	the Option’s term expiry date fixed by the Committee at the date of grant; or

(B)	the date three months after the termination of the Eligible Person’s service (twelve months, if termination was due to the Eligible Person’s death), or such earlier date as the Committee may determine and specify at the date of grant. However, if the Option is set to expire under this paragraph (B) during a period of time during which, pursuant to the policies of the Company, trading in Shares or Options is prohibited or restricted, the Option shall expire on the earlier of the date under (A) above or the third trading date following the end of such blackout period.

(iii)	Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms, including, but not limited to, cash, Shares (actually or by attestation), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(A)	Promissory Notes. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.

(B)	Net Exercises. The Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised on the date of exercise, over the exercise price of the Option for such Shares.

(iv)	Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)	The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)	All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C)	Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(D)	The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)	Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)            Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the limitations in Section 6(a)(ii) above applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)          Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)	Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)	Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)	Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by such Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units (e.g., in the event of the Participant’s death, disability or retirement).

(d)            Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.

(i)	Timing of Designations; Duration of Performance Periods. For each Performance Award, the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

(ii)	Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to a Performance Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

(iii)	Payment of Performance Awards. Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Awards on a deferred basis, subject to the requirements of Section 409A. The Committee may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with a Performance Award, but may not exercise discretion to increase such amount.

(e)          Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons, and (ii) no Dividend Equivalent payments shall be made to a Participant with respect to any Award prior to the date on which all conditions or restrictions relating to such Award (or portion thereof to which the Dividend Equivalent relates) have been satisfied, waived or lapsed.

(f)          General.

(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)	Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)	Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)	Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, other than fully vested and unrestricted Shares issued pursuant to any Award.

(v)	Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vi)	Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s disinterested shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Performance Award in exchange; or (iii) repurchasing the underwater Options. An Option will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option is less than the exercise price of the Option.

(vii)	Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control, disability or separation from service meet the definition of a change in ownership or effective control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.            Amendment and Termination; Corrections

(a)            Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may, except as expressly provided in the Plan, or with the written consent of the Participant or holder thereof, adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of shareholders of the Company in order to:

(i)	amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;

(ii)	amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)	add or amend any terms relating to the provision of financial assistance to Participants or resulting in Participants receiving securities of the Company while no cash consideration is received by the Company;

(iv)	make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to avoid any adverse tax results under Section 409A, and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or

(v)	amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.

For greater certainty and without limiting the foregoing, prior approval of the shareholders of the Company shall be required for any amendment to the Plan or an Award that would:

(vi)	require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the AMEX Stock Exchange, the Toronto Stock Exchange, the TSX Venture Exchange or any other securities exchange that is applicable to the Company;

(vii)	increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(viii)	modify the limitations contained in Section 4(d) of the Plan;

(ix)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(f)(vii) of the Plan;

(x)	permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan; or

(xi)	cause the Company to be unable to grant Incentive Stock Options under the Plan, or would cause Section 162(m) to become unavailable with respect to the Plan.

(b)          Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i)	either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without any payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)	that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

(iii)	that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement.

(c)            Correction of Defects, Omissions and Inconsistencies. The Committee may, without prior approval of the shareholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.            Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent necessary to satisfy minimum statutory withholding requirements) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.            General Provisions

(a)            No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)            Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)            Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)            No Rights of Shareholders. Except with respect to Restricted Stock Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(f)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e)            No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)            No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)            Governing Law. The internal law, and not the law of conflicts, of the State of Colorado shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)            Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)            No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)            Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)            No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)            Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.         Clawback or Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to any Company clawback policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.

Section 11.         Effective Date of the Plan

The Plan was adopted by the Board on April 18, 2013. The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on June 20, 2013, and the Plan shall be effective as of the date of such shareholder approval. On and after shareholder approval of the Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.

Section 12.         Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on June 20, 2018, or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that no Performance Award shall be granted under the Plan after the fifth year following the year in which shareholders approved the Performance Goals unless and until the Performance Goals are re-approved by the shareholders. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

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